Exhibit 10.33

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of November 30, 2017
among
WATFORD ASSET TRUST I
as Borrower,
THE LENDER PARTIES HERETO,
BANK OF AMERICA, N.A.,
as Administrative Agent and L/C Issuer
and
The Other Lender Parties Hereto
BANK OF AMERICA MERRILL LYNCH,
as
Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

		Page
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	25
1.03	Accounting Terms	25
1.04	Rounding	26
1.05	Exchange Rates; Currency Equivalents	26
1.06	Change of Currency	26
1.07	Times of Day	27
1.08	Business Day Convention	27
1.09	Letter of Credit Amounts	27
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS		28
2.01	Committed Loans	27
2.02	Borrowings, Conversions and Continuations of Committed Loans	28
2.03	Prepayments	30
2.04	Termination or Reduction of Commitments	31
2.05	Repayment of Loans	32
2.06	Interest	32
2.07	Fees	32
2.08	Computation of Interest and Fees	33
2.09	Evidence of Debt	33
2.10	Payments Generally; Administrative Agent’s Clawback	34
2.11	Sharing of Payments by Lenders	36
2.12	Defaulting Lenders	36
2.13	Letters of Credit	38
2.14	Cash Collateral	48
2.15	Increase in Commitments	49
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY		51
3.01	Taxes	50
3.02	Illegality	54
3.03	Inability to Determine Rates	55
3.04	Increased Costs; Reserves on Eurocurrency Rate Loans	55
3.05	Compensation for Losses	57
3.06	Mitigation Obligations; Replacement of Lenders	58
3.07	Survival	59
ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		60
4.01	Conditions of Initial Credit Extension	59
4.02	Conditions to all Credit Extensions	61

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		Page
ARTICLE V. REPRESENTATIONS AND WARRANTIES		63
5.01	Existence, Qualification and Power	62
5.02	Authorization; No Contravention	62
5.03	Governmental Authorization; Other Consents	62
5.04	Binding Effect	63
5.05	Financial Statements; No Material Adverse Effect	63
5.06	Litigation	63
5.07	No Default	63
5.08	Liens and Indebtedness	64
5.09	Taxes	64
5.10	ERISA Matters	64
5.11	Trust Interests	64
5.12	Margin Regulations; Investment Company Act	64
5.13	Disclosure	65
5.14	Compliance with Laws	65
5.15	Taxpayer Identification Number; Other Identifying Information	65
5.16	OFAC	65
5.17	Anti-Corruption Laws	65
ARTICLE VI. AFFIRMATIVE COVENANTS		67
6.01	Financial Statements	67
6.02	Certificates; Other Information	68
6.03	Notices	68
6.04	Payment of Obligations	69
6.05	Preservation of Existence, Etc	69
6.06	Maintenance of Properties	69
6.07	Further Assurances	69
6.08	Compliance with Laws	69
6.09	Books and Records	69
6.10	Inspection Rights	70
6.11	Use of Proceeds	70
6.12	Approvals and Authorizations	70
6.13	Trust Entity Requirements	70
6.14	Security Interest	70
6.15	ERISA Matters	70
6.16	Anti-Corruption Laws	70
ARTICLE VII. NEGATIVE COVENANTS		71
7.01	Liens	70
7.02	Investments	70
7.03	Indebtedness; Bank Accounts	70

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		Page
7.04	Fundamental Changes	71
7.05	Sale of Collateral Assets	71
7.06	Restricted Payments	71
7.07	Transactions with Affiliates	71
7.08	Burdensome Agreements	71
7.09	Use of Proceeds	72
7.10	Sanctions	72
7.11	Trust Entity Requirements	72
7.12	Investment Management Agreement Amendment	72
7.13	ERISA	72
7.14	Change in Nature of Business	73
7.15	Representations to Credit Rating Agencies and Regulatory Bodies	73
7.16	Anti-Corruption Laws	73
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		74
8.01	Events of Default	73
8.02	Remedies Upon Event of Default	75
8.03	Application of Funds	75
ARTICLE IX. ADMINISTRATIVE AGENT		77
9.01	Appointment and Authority	77
9.02	Rights as a Lender	77
9.03	Exculpatory Provisions	77
9.04	Reliance by Administrative Agent	78
9.05	Delegation of Duties	78
9.06	Resignation of Administrative Agent	79
9.07	Non-Reliance on Administrative Agent and Other Lenders	80
9.08	No Other Duties, Etc	80
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	80
9.10	Collateral Matters	82
ARTICLE X. MISCELLANEOUS		84
10.01	Amendments, Etc	83
10.02	Notices; Effectiveness; Electronic Communication	84
10.03	No Waiver; Cumulative Remedies; Enforcement	86
10.04	Expenses; Indemnity; Damage Waiver	87
10.05	Payments Set Aside	89
10.06	Successors and Assigns	89
10.07	Treatment of Certain Information; Confidentiality	94
10.08	Right of Setoff	95
10.09	Interest Rate Limitation	96
10.10	Counterparts; Integration; Effectiveness	96

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SCHEDULES
1.01	Responsible Officers
2.01	Commitments and Applicable Percentages
5.07	Certain Contractual Obligations
5.15	Taxpayer Identification Number; Other Identifying Information
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	Letter of Credit Notice
B	Note
C-1	Assignment and Assumption
C-2	Administrative Questionnaire
D-1	Compliance Certificate (Borrower Parent)
D-2	Compliance Certificate (Borrower)
E	U.S. Tax Compliance Certificates
F	Foreign Obligor Notice

ANNEXES

A	Advance Rates
B	Eligibility and Portfolio Criteria
C	Definitions Relating to Collateral Assets

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AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of November 30, 2017 (the “Amendment Date”), among WATFORD ASSET TRUST I, a statutory trust organized under the laws of the State of Delaware, (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.
The Borrower has requested that the Lenders provide a revolving credit facility (the “Facility”), and the Lenders are willing to do so on the terms and conditions set forth herein.
The Borrower, the Lenders and the Administrative Agent, being the parties to the Credit Agreement dated as of June 2, 2015, as amended by that certain Amendment Agreement dated as of August 1, 2016, by and among Borrower and Bank of America, N.A., as Lender and Administrative Agent (the “Original Agreement”), have agreed pursuant to Section 10.01 of the Original Agreement to amend and restate the Original Agreement as set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01.   Defined Terms.   As used in this Agreement, the following terms shall have the meanings set forth below:
“Additional Current Pay Criteria” has the meaning specified in Annex C.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit C-2 or any other form approved by the Administrative Agent.
“Advance Rate” means a percentage applicable to each Collateral Asset as specified in Annex A under the caption “Advance Rate”.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.

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“Aggregate Market Value” has the meaning specified in Annex C.
“Agreement” means this Amended and Restated Credit Agreement.
“Alternative Currency” means each of the following currencies: Euro, Sterling and Canadian Dollar.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Alternative Currency Sublimit” means, with respect to the aggregate amount of all Commitments made in Alternative Currencies, 31.25% of the Aggregate Commitments. Such Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Amendment Date” has the meaning specified in the preamble hereto.
“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.12.   If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments by any Lender. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Spread” has the meaning specified in the Fee Letter.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Dealer” has the meaning specified in Annex C.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means Bank of America, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger and sole bookrunner.

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“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower Parent for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Borrower Parent, including the notes thereto.
“Availability Period” means the period (i) beginning on the later of (A) the Closing Date and (B) the date on which all conditions precedent to the initial Credit Extension have been satisfied and (ii) ending on the earlier of (A) any date on which an Event of Default has occurred and is continuing or (B) the date that is 30 days prior to the Maturity Date.
“Bank Loan” has the meaning specified in Annex C.
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate in effect for such day and (c) the Eurocurrency Rate plus 1.00%.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Bid Condition” has the meaning specified in Annex C.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Certification” means with respect to any request for a Credit Extension or any release of funds or any Collateral Asset with respect to the Collateral Account, a certification of the Investment Advisor or another agent appointed by the Borrower, not in its individual capacity, but solely as agent for the Borrower, that is reasonably acceptable to the Administrative Agent and as to which the Borrower has delegated the authority to prepare, issue and execute Borrower Certifications on behalf of the Borrower, stating that, after giving effect to such Loan or release of funds or Collateral Assets: (A) no Borrowing Base Deficiency would exist (based on the most recent Borrowing Base determination received from the Calculation Agent), (B) no Default would exist and be continuing, (C) in the case of a request for a Letter of Credit, such L/C Credit Extension will be used solely for Permitted Uses and (D) in the case of any Loan, (i) the proceeds of such Loan would be used solely for Permitted Uses and (ii) in the case that such proceeds would be used to purchase Collateral Assets, no Borrowing Base Deficiency would exist after giving effect to such purchases on a pro forma basis (based on the most recent Borrowing Base determination received from the Calculation Agent). For the avoidance of doubt, to the extent that the foregoing certifications are made as Borrower Transaction Certifications (as

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defined in the Collateral Administration Agreement), such Borrower Transaction Certifications are Borrower Certifications.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrower Parent” means Watford Re Ltd.
“Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Borrowing Base” has the meaning specified in Annex C.
“Borrowing Base Deficiency” has the meaning specified in Annex C.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, Bermuda, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located (which is initially North Carolina) and:
(a)if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars or Sterling, any fundings, disbursements, settlements and payments in Dollars or Sterling in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars or Sterling to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;
(b)if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day; and
(c)if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Canadian Dollars, any fundings, disbursements, settlements and payments in Canadian Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a Toronto Banking Day.
“Calculation Agent” has the meaning specified in Annex C.
“Canadian Dollar” and “CAD” mean lawful money of Canada.
“Cash” means such funds denominated in (i) currency of the United States as at the time shall be legal tender for payment of all public and private debts, (ii) the single currency of the Participating Member States, (iii) the lawful currency of the United Kingdom or (iv) the lawful currency of Canada.
“Cash Equivalents” has the meaning specified in Annex C.

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“Cash Collateralize” means to deposit in a Controlled Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Change in Investment Advisor” means the Investment Advisor: (i) ceases to be responsible for the day-to-day management of the investment portfolio of the Borrower, including, without limitation, ceasing to be substantially involved in directing the investment decisions for the investment portfolio of the Borrower or (ii) becomes bankrupt or insolvent; a bankruptcy, reorganization, insolvency or similar proceeding involving the Investment Advisor or its property is commenced or preliminary steps are taken towards such end; or the Investment Advisor admits its inability to pay its debts as they become due.
“Change in Key Personnel” means all three Key Personnel cease to devote substantially all of their business time and attention to the affairs of the Investment Advisor unless replaced within 60 days with successors reasonably acceptable to the Required Lenders in their discretion, with such acceptance not to be unreasonably withheld or delayed.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means June 2, 2015.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” shall have the meaning specified in the Security Agreement.
“Collateral Account” shall have the meaning specified in the Collateral Administration Agreement.
“Collateral Administration Agreement” means the Collateral Administration Agreement between the Administrative Agent, the Borrower and the Collateral Administrator, dated as of the

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Closing Date (as amended, restated, extended, supplemented or otherwise modified in writing from time to time).
“Collateral Administrator” means U.S. Bank National Association and any successor thereto as custodian under the Collateral Administration Agreement.
“Collateral Asset” has the meaning specified in Annex C.
“Collateral Dispute Notice” has the meaning specified in Annex C.
“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower or (b) purchase participations in L/C Obligations pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount (or, if applicable, the Euro, Sterling or Canadian Dollar amount) set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Commitment Fee Payment Date” has the meaning specified in Section 2.07(a).
“Commitment Fee Rate” means (i) with respect to the First Unused Commitment Amount, 1.75%, (ii) with respect to the Second Unused Commitment Amount, 1.00%, (iii) with respect to the Third Unused Commitment Amount, 0.50% and (iv) with respect to the Fourth Unused Commitment Amount, 0.40%, in each case subject to adjustment as provided in Section 2.12.
“Committed Loan” has the meaning specified in Section 2.01.
“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

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“Controlled Account” means each deposit account and securities account that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent and the L/C Issuer.
“Credit Extension” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.
“Current Market Price” has the meaning specified in Annex C.
“Current Market Value” has the meaning specified in Annex C.
“Current Market Value Percentage” has the meaning specified in Annex C.
“Current Pay Obligation” has the meaning specified in Annex C.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means, with respect to any Credit Extension, 1.50% plus (i) in the case of any Eurocurrency Loan, the Eurocurrency Rate plus the Applicable Spread, (ii) in the case of any Base Rate Loan, the Base Rate plus the Applicable Spread, (iii) in the case of any L/C Borrowing, the Base Rate plus the Applicable Spread and (iv) in the case of any L/C Credit Extension, the L/C Undrawn Rate.
“Defaulted Obligation” has the meaning specified in Annex C.
“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent and the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower,

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to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“DIP Loan” has the meaning specified in Annex C.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Lender” has the meaning specified in Section 10.06(b)(v).
“Distressed Exchange Offer” has the meaning specified in Annex C.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, (a) with respect to any amount relating to a Loan, at any time, (i) with respect to any amount denominated in Dollars, such amount, and (ii) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency and (b) with respect to any amount relating to any Collateral Asset, the amount denominated in Dollars determined pursuant to the Collateral Administration Agreement.

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“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Eligible Collateral Asset” has the meaning specified in Annex C.
“Eligible Collateral Asset Information” has the meaning specified in the Collateral Administration Agreement.
“Eligibility Criteria” means the eligibility criteria with respect to the Collateral Assets set forth in Annex B.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“Euro” and “€” mean the single currency of the Participating Member States.
“Eurocurrency Rate” means:
(a)With respect to any Eurocurrency Rate Loan denominated in Dollars, Euro or Sterling, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) on the Rate Determination Date with a term equivalent to such Interest Period.
(b)with respect to any Eurocurrency Rate Loan denominated in Canadian dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m.(Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period; and

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(c)for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m. (London time) determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably and in good faith determined by the Administrative Agent.
If the rate determined under any clause above is less than zero, the applicable Eurocurrency Rate shall be deemed to be zero.
“Eurocurrency Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) or clause (b) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any withholding Taxes imposed pursuant to FATCA.
“Facility” has the meaning specified in the recitals hereto.
“FATCA” means:
(a)sections 1471 to 1474 of the Code or any associated regulations;
(b)any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in each case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

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(c)any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any government or taxation authority in any other jurisdiction.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means (i) the letter agreement dated as of the Closing Date between the Borrower and the Administrative Agent and (ii) the letter agreement dated as of the Amendment Date between the Borrower and the Administrative Agent.
“First Lien Loan” has the meaning specified in Annex C.
“First Unused Commitment Amount” means, on any Commitment Fee Payment Date, the greater of (a) zero and (b) the amount equal to 33% of the Aggregate Commitments minus the average of the daily Total Outstandings for each day from and including the previous Commitment Fee Payment Date to but excluding the current Commitment Fee Payment Date.
“Fitch” has the meaning specified in Annex C.
“Fitch Rating” has the meaning specified in Annex C.
“Foreign Lender” means, a Recipient that is not a U.S. Person.
“Foreign Obligor Notice” means a notice substantially in the form of Exhibit F hereto delivered by the Borrower (or Investment Advisor on its behalf) in connection with the acquisition of any Foreign Loan to the obligor or administrative agent of such Foreign Loan (with a copy to the Administrative Agent) not later than 5 Business Days after settlement of the Borrower’s acquisition of such Foreign Loan.
“Fourth Unused Commitment Amount” means, on any Commitment Fee Payment Date, the amount equal to the Aggregate Commitments minus the greater of (a) the average of the daily Total Outstandings for each day from and including the previous Commitment Fee Payment Date to but excluding the current Commitment Fee Payment Date and (b) 70% of the Aggregate Commitments.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all

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outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Guarantee” means, as to any Person, without duplication of amounts, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)all obligations of such Person to pay the deferred purchase price of property or services;
(d)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(e)capital leases and Synthetic Lease Obligations;
(f)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

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(g)any Swap Contract under which the Swap Termination Value thereof with respect to Borrower could be less than zero as of any date during the term of such Swap Contract, regardless of the actual Swap Termination Value as of any date; and
(h)all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; and (b) as to any BaseRate Loan, the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Period” means as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one or three months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice; provided that:
(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)no Interest Period shall extend beyond the Maturity Date.
“Investment Advisor” means HPS Investment Partners, LLC.
“Investment Advisor Parent” means HPS Group Holdings II, LLC or any successor in interest thereto that controls, directly or indirectly, the Investment Advisor.
“Investment Company Act” means the Investment Company Act of 1940, as amended.

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“Investment Management Agreement” means the Investment Management Agreement originally dated as of the Closing Date between the Investment Advisor and the Borrower, as amended from time to time in accordance with this Agreement.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Key Personnel” means Scott Kapnick, Purnima Puri and Paul Knollmeyer.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority, self-regulatory organization, market, exchange, or clearing facility charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, self-regulatory organization, market, exchange, or clearing facility, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Notice, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower or in favor of the L/C Issuer and relating to such Letter of Credit.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation

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of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C Undrawn Rate” has the meaning specified in the Fee Letter.
“Lenders” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate Unless the context otherwise requires, each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder. Letters of Credit may be issued in Dollars or in an Alternative Currency.
“Letter of Credit Notice” means a notice of application for the issuance or amendment of a Letter of Credit pursuant to Section 2.13(b), which notice will be substantially in the form of Exhibit A-2 and include an application and agreement for the issuance or amendment of a Letter of Credit in the form attached thereto or such other form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.13(h).
“Letter of Credit Sublimit” means as of any date of determination, an amount equal to 50% of the Aggregate Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan.
“Loan Documents” means this Agreement, the Security Agreement, the Collateral Administration Agreement, each Assignment and Assumption, each Note, the Fee Letter, each L/

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C Issuer Document and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14.
“London Banking Day” means any day on which dealings in Dollar or Sterling deposits are conducted by and between banks in the London interbank Eurodollar market.
“Markit” has the meaning specified in Annex C.
“Material Adverse Effect” means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on (a) the financial condition or operations of the Borrower, (b) the legality, validity or enforceability of any of the transaction documents, (c) the right or ability of the Borrower to perform any of its obligations under any of the transaction documents, or (d) the rights or remedies of (i) the Lender under any of the transaction documents or (ii) the Borrower under the Collateral Assets; provided that if a material adverse effect described in clause (d)(ii) affects or impairs the rights and remedies of the Borrower with respect to only a portion of the Collateral Assets, such effects shall not constitute a Material Adverse Effect at any time that (x) such Affected Collateral is excluded from the Borrowing Base and (y) the exclusion of such Affected Collateral from the Borrowing Base does not result in a Borrowing Base Deficiency.
“Maturity Date” means November 30, 2021; provided that the Lenders may unanimously and in their sole discretion extend the Maturity Date to November 30, 2022, following receipt bythe Administrative Agent of a written request by the Borrower for such extension on any date during the Availability Period.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“Moody’s” has the meaning specified in Annex C.
“Moody’s Rating” has the meaning specified in Annex C.
“Non-Qualifying Assets” has the meaning specified in Annex B.
“Net Asset Value” means an amount equal to the excess of (i) (A) the aggregate of the Current Market Values of each Collateral Asset (whether or not meeting the Eligibility Criteria and whether or not included in the Borrowing Base) other than Cash and Cash Equivalents plus (B) the par value of all Cash and Cash Equivalents owned by the Borrower over (ii) the sum of the Total Outstandings and other liabilities of the Borrower, in each case expressed as a Dollar Equivalent.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of a majority of Lenders or all Lenders or all affected

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Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit B.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and reimbursement obligations that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and reimbursement obligations are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Offer” has the meaning specified in Annex C.
“Organization Documents” means, (a) with respect to the Borrower, the Trust Agreement; (b) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (c) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (d) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other

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Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” (i) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or the L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.
"Owner Trustee" means Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee for the Borrower under the Trust Agreement.
“Participant” has the meaning specified in Section )10.06d(.
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Participant Register” has the meaning specified in Section )10.06d(.
“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for state, municipal or other local Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by Laws, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens in favor of the Administrative Agent or any Lender granted pursuant to or by any Loan Document, (d) Liens in favor of any purchaser of a Collateral Asset if such Collateral Asset has been sold by the Borrower for cash consideration and (i) such cash consideration has been delivered into the Collateral Account, (ii) the transfer of such Collateral Asset has not been or cannot be completed and (iii) the Borrower has settled such sale as a participation or similar arrangement (including settlement as a participation pending transfer), and (e) the Lien in favor of the Collateral Administrator pursuant to Section 4(d)

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of the Collateral Administration Agreement, including the Permitted Collateral Administrator Lien (as defined in the Collateral Administration Agreement). Notwithstanding the preceding sentence, no Lien for any Indebtedness other than the Obligations will be a Permitted Lien.
“Permitted Uses” means (i) the purchase of Collateral Assets, (ii) the payment of Taxes, fees or other expenses of Borrower to maintain its existence or directly related to managing the portfolio of Collateral Assets, including, without limitation, fees payable under the Investment Management Agreement, (iii) distributions of cash or Collateral Assets to Borrower Parent if no Default has occurred or would occur after giving effect to such distributions, (iv) the operating costs of the Borrower, (v) solely with respect to the initial Borrowing and the first Borrowing after the Amendment Date, the payment of any amounts due under the Fee Letter and (vi) solely in the case of an L/C Credit Extension, the support of Borrower Parent’s Bermuda reinsurance business in accordance with applicable Law and the Loan Documents.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 4975 of the Code.
“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) to which Section 4975 of the Code applies, or (iii) non-US, church or governmental plan subject to non-US, federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.
“Platform” has the meaning specified in Section 6.02.
“Portfolio Criteria” means the portfolio criteria with respect to the Collateral Assets set forth in Annex B.
“Pricing Source” has the meaning specified in Annex C.
“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Rate Determination Date” means with respect to Borrowings denominated in U.S. Dollars, Sterling, Euros and Canadian Dollars, two (2) Business Days prior to the commencement of such Interest Period.

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“Recipient” means the Administrative Agent, the L/C Issuer and any Lender, as applicable.
“Register” has the meaning specified in Section )10.06c(.
“Registered” means a debt obligation that is issued after July 18, 1984 and that is in registered form within the meaning of Section 881(c)(2)(B)(i) of the Code and the United States Treasury Regulations promulgated thereunder.
“Regulatory Event” means, with respect to (i) the Investment Advisor, the Investment Advisor Parent or any Key Personnel: (a) the indictment of it or any of its executive officers who are primarily responsible for the management of the Collateral Assets in the Collateral Account for an act that constitutes fraud or criminal activity related to its business of providing asset management services; or (b) the finding by a court or regulator with respect to the making of a false statement or omission, or the issuance of an injunction from causing any material violations of any securities or criminal laws, with respect to it or any of its executive officers who are primarily responsible for the management of the Collateral Assets in the Collateral Account and, solely in the case of any such executive officer (including the Key Personnel), such executive officer has not been removed from having responsibility for the management of the collateral within 60 Business Days of such indictments, finding or issuance and (ii) the Borrower Parent, (a) the indictment of it or any of its executive officers for an act that constitutes fraud or criminal activity related to its business; (b) the finding by a court or regulator of a criminal or material violation of applicable insurance Law, or the issuance of an injunction from causing any criminal or material violations of applicable insurance Law, with respect to it or any of its executive officers and, solely in the case of any such affected executive officer in respect of any indictment finding or issuance described in this clause (ii), such executive officer has not been removedfrom having responsibility for the management of Borrower Parent’s business within 60 Business Days of such indictments, finding or issuance; or (c) with respect to Bermuda only, (1) the commencement of any criminal or regulatory proceedings against it or any of its directors or officers for an act that constitutes fraud, dishonesty or criminal activity related to its business or (2) the finding by a court or regulator of a criminal or material violation of applicable insurance Law (including the issuance of an injunction from causing any criminal or material violations of applicable insurance Law), with respect to it or any of its directors or officers and, solely in the case of any such affected director or officer in respect of any such proceedings, finding or issuance described in this clause (c), such director or officer has not been removed from having responsibility for the management of Borrower Parent’s business within 60 Business Days of the commencement of such proceedings, or the date of such finding or issuance.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Notice.

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“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the L/C Issuer in making such determination.
“Required Ratings” has the meaning specified in Annex C.
“Responsible Officer” means with respect to the Borrower any trustee or officer or any other Person who is authorized to act for the Borrower and, solely for purposes of Committed Loan Notices and Letter of Credit Notices given pursuant to Article II, any other officer or employee of the Borrower, the Borrower Parent or the Investment Advisor so designated on Schedule 1.01 or by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any trust certificate or other beneficial or equity interest in the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such trust certificate or other beneficial or equity interest, or on account of any return of capital to the Borrower’s beneficial owners (or the equivalent Person thereof).
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Committed Loans and the aggregate Outstanding Amount of such Lender’s participation in L/C Obligations at such time.
“S&P” has the meaning specified in Annex C.
“S&P Rating” has the meaning specified in Annex C.

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“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Lien Loan” has the meaning specified in Annex C.
“Second Unused Commitment Amount” means, on any Commitment Fee Payment Date, the greater of (a) zero and (b) the amount equal to 50% of the Aggregate Commitments minus the greater of (i) the average of the daily Total Outstandings for each day from and including the previous Commitment Fee Payment Date to but excluding the current Commitment Fee Payment Date and (ii) 33% of the Aggregate Commitments.
“Secured Parties” means the Lenders, the Administrative Agent and the L/C Issuer.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Security Agreement” means the Security Agreement between the Administrative Agent and the Borrower, dated as of the Closing Date (as amended, restated, extended, supplemented or otherwise modified in writing from time to time).
“Senior Secured Bond” has the meaning specified in Annex C.
“Senior Subordinated Bond” has the meaning specified in Annex C.
“Special Situation Asset” has the meaning specified in Annex C.
“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further, that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Sterling” and “£”have the meaning specified in Annex C.

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“Structured Finance Security” has the meaning specified in Annex C.
“Subordinated Bond” has the meaning specified in Annex C.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement relating to a similar transaction (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-marketvalue(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Third Unused Commitment Amount” means, on any Commitment Fee Payment Date, the greater of (a) zero and (b) the amount equal to 70% of the Aggregate Commitments minus the greater of (i) the average of the daily Total Outstandings for each day from and including the previous Commitment Fee Payment Date to but excluding the current Commitment Fee Payment Date and (ii) 50% of the Aggregate Commitments.
“Toronto Banking Day” means any day on which dealings in Canadian Dollar deposits are conducted by and between banks in the Toronto interbank market.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.
“Total Outstandings” means the Outstanding Amount of all Loans and the Outstanding Amount of all L/C Obligations, in the aggregate.
“Trust Agreement” means the Amended and Restated Trust Agreement dated as of June 2, 2015, between the Borrower Parent as depositor and Wilmington Trust, National Association, as owner trustee.
“Trust Entity Requirements” means the obligations of the Borrower to comply with the provisions set forth in Schedule B to the Trust Agreement.
“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
“United States” and “U.S.” mean the United States of America.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Unreimbursed Amount” has the meaning specified in Section 2.13(c)(i).
“Unsecured Bond” has the meaning specified in Annex C.
1.02.   Other Interpretive Provisions.   With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other

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document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03.   Accounting Terms.   All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
1.04.   Rounding.   Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

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1.05.   Exchange Rates; Currency Equivalents.   (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. The applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.
(b)Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.
(c)The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.
1.06.   Change of Currency.   (a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)Without prejudice to the obligations of Lenders to the Borrower hereunder, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time, in consultation with the Borrower, specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro after the date hereof; provided that the Administrative Agent shall provide the Borrower with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Borrower an opportunity to respond to such proposed change.
(c)Without prejudice to the obligations of Lenders to Borrower hereunder, each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time, in consultation with the Borrower, specify to be

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appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency after the date hereof; provided that the Administrative Agent shall provide the Borrower with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Borrower an opportunity to respond to such proposed change.
1.07.   Times of Day.   Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.08.   Business Day Convention.   Unless otherwise specified, in the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
1.09.   Letter of Credit Amounts.   Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any L/C Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01.   Committed Loans.   Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment and (iii) the Outstanding Amount of all Committed Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.03, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
2.02.   Borrowings, Conversions and Continuations of Committed Loans.   (a)  Each Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent and Collateral Administrator, which may be given in writing, including via email.   Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) on the second Business Day prior to the request date of any (x) Borrowing of, conversion to or

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continuation of any Eurocurrency Rate Loans denominated in Dollars, (y) conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, or (z) Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies or (ii) on the request date of any Borrowing of, conversion to or continuation of any Base Rate Loan denominated in Dollars. Each written notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.   Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of, in the case of (i) Dollar-denominated Loans $500,000 or a whole multiple of $100,000 in excess thereof, (ii) in the case of Euro-denominated Loans, €400,000 or a whole multiple of €100,000 in excess thereof, (iii) in the case of Sterling-denominated Loans, £250,000 or a whole multiple of £100,000 in excess thereof and (iv) in the case of Canadian Dollar-denominated Loans, CAD500,000 or a whole multiple of CAD100,000 in excess thereof or, in each case, in the amount of the unused portion of the Commitments. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or in the amount of the unused portion of the Commitments. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or continued or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Committed Loans to be borrowed. If the Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of onemonth.   No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.
(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection.   In the case of a Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than

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1:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02  (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Borrower as provided above.
(c)Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, no Loans may be converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.
(e)After giving effect to all Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.
(f)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.
2.03.   Prepayments.
(a)The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans, in whole or in part without premium or penalty; provided that (i) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior

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to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of (A) in the case of Euro, €400,000 or a whole multiple of €100,000 in excess thereof, (B) in the case of Sterling, £250,000 or a whole multiple of £100,000 in excess thereof and (C) in the case of Canadian Dollar, CAD500,000 or a whole multiple of CAD100,000 in excess thereof; and (iv) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall be irrevocable and specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Subject to Section 2.12, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.   Notwithstanding anything herein to the contrary, the Borrower may rescind any such notice not later than 1:00 p.m. on the Business Day before such prepayment was scheduled to take place if such prepayment would have resulted from a refinancing of the Loans, which refinancing shall not be consummated or shall otherwise be delayed.
(b)If the Administrative Agent notifies the Borrower at any time that a Borrowing Base Deficiency exists at such time, then the Borrower shall (i) give notice to the Administrative Agent and Lenders of its intent to cure any Borrowing Base Deficiency by 3:00 p.m. on the Business Day following the date on which the Borrowing Base Deficiency notice was delivered (unless Borrower has actually cured such Borrowing Base Deficiency by such time) and (ii) cure any Borrowing Base Deficiency by 3:00 p.m. on the fourth Business Day following the date on which a Borrowing Base Deficiency notice was delivered by either (A) repaying outstanding Loans or transferring additional Eligible Collateral Assets, Cash or Cash Equivalents to the Collateral Account so that the Borrowing Base will thereupon equal or exceed the Total Outstandings or (B) delivering to the Administrative Agent a written report showing a projected cure of any BorrowingBase Deficiency based on actions described in clause (A), if any, and pending purchases and sales of Collateral Assets, which report shall (1) be reasonably satisfactory to the Administrative Agent, (2) give effect to all committed purchases of Collateral Assets and other financial assets by the Borrower and reasonably account for any change in the market value of any such Collateral Asset and (3) give effect to sales of Collateral Assets only if such sales are to Approved Dealers and Borrower reasonably expects such sales to be settled within 30 days of the Borrower’s commitment to such sale.
(c)If the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all Credit Extension denominated in any Alternative Currency at such time exceeds (x) 105% of the Alternative Currency Sublimit then in effect as of the last day of any fiscal quarter or (y) 108% of the Alternative Currency Sublimit then in effect at any time, then, within two Business

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Days after receipt of such notice, the Borrower shall prepay Loans denominated in any Alternative Currency in an aggregate amount equal to the lesser of (i) an amount sufficient to reduce such Outstanding Amount denominated in Alternative Currencies as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect or (ii) the amount of Loans denominated in Alternative Currencies.
(d)If the Administrative Agent notifies the Borrower at any time that the Total Outstandings exceeds the Aggregate Commitments, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans in an aggregate amount sufficient to reduce the Total Outstandings as of such date of payment to an amount not to exceed the Aggregate Commitments.
(e)Any prepayment of any Loan shall be accompanied by all accrued and unpaid interest, amounts owing under Section 2.06 in respect of the amount prepaid and in the case of any Eurocurrency Rate Loan any additional amounts required pursuant to Section 3.05.
2.04.   Termination or Reduction of Commitments. The Borrower may, at its discretion on any date, upon written notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of at least $500,000 or, if less, the entire Aggregate Commitments, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) the Alternative Currency Sublimits will remain a percentage of the Aggregate Commitments (i.e., will reduce pro rata with the Aggregate Commitments) and the Letter of Credit Sublimit will be reduced pro rata with the Aggregate Commitments.   The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage.   All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.   Notwithstanding anything herein to the contrary, the Borrower may rescind any such notice not later than 1:00 p.m. on the Business Day before such termination was scheduled to take place if such termination would have resulted from a refinancing of the Commitments, which refinancing shall not be consummated or shall otherwise be delayed.
2.05.   Repayment of Loans.   The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to the Borrower outstanding on such date and shall repay Loans as provided in Section 2.04.

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2.06.   Interest.   (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Spread and (ii) each Base Rate Loan shall bear interest on the Outstanding Amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Spread.
(b)(i)    If any amount of principal of any Loan is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws and shall continue to bear interest at such rate until but excluding the date on which such Event of Default is cured or waived.
(iii)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.07.   Fees.
(a)Commitment Fee.  Subject to Section 2.12(a)(iii), the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the sum of (i) (A) the First Unused Commitment Amount times (B) the applicable Commitment Fee Rate plus (ii) (A) the Second Unused Commitment Amount times (B) the applicable Commitment Fee Rate, plus (iii) (A) the Third Unused Commitment Amount times (B) the applicable Commitment Fee Rate plus (iv) (A) the Fourth Unused Commitment Amount times (B) the applicable Commitment Fee Rate.  The commitment fee shall accrue from and including the six-month anniversary of the Closing Date to and including the last day of the Availability Period, including at any time during which one or more of theconditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December (each, a “Commitment Fee Payment Date”), commencing with the first such date to occur after the six-month anniversary of the Closing Date, and on the last day of the Availability Period.
(b)Makewhole Fee. Subject to Section 2.12(a)(iii), if the Aggregate Commitments are terminated in whole or in part pursuant to Section 2.04 prior to the third anniversary of the Amendment Date, then Borrower shall pay to the Administrative Agent for the account of each

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Lender in accordance with its Applicable Percentage a fee equal to the present value (discounted on the basis of the applicable LIBOR swap curve) in Dollars of all future amounts that would have been payable in respect of the Aggregate Commitments (or terminated portion thereof) during the period from the termination date through the third anniversary of the Amendment Date assuming that the Outstanding Amount is equal to the Aggregate Commitments (or terminated portion thereof), the Applicable Spread is equal to 0.50%. and the Eurocurrency Rate is zero; provided that the Borrower may reduce the Aggregate Commitments by up to $160,000,000 without a Makewhole Fee.
(c)Other Fees.   (i)  The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)The Borrower shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.08.   Computation of Interest and Fees.   All computations of interest for Base Rate Loans  (including Base Rate Loans determined by reference to the Eurocurrency Rate) and Eurocurrency Rate Loans denominated in Sterling or Canadian Dollars shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365- day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.09.   Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business in accordance with its usual practice. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse

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thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
2.10.   Payments Generally; Administrative Agent’s Clawback.   (a)   General.   All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next following Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that this sentence shall not apply to payments made on the Maturity Date without giving effect to the proviso in the definition of such term.
(b)(i)    Funding by Lenders; Presumption by Administrative Agent.   Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender,

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the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in L/C Obligations and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

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2.11.   Sharing of Payments by Lenders.   If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations held by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to the Borrower (as to which the provisions of this Section shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower’s rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
2.12.   Defaulting Lenders.   (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing by such

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Defaulting Lender to the L/C Issuer; third to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy (x) such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists or is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded or unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any fee payable under Sections 2.07(a) or (b) for any period during which that Lender is a Defaulting Lender and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender.
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

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(C)With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(b)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.13.   Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.13, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally

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agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)The L/C Issuer shall not issue any Letter of Credit, if:
(A)subject to Section 2.13(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
(B)the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.
(iii)The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(B)the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $10,000;

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(D)except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
(E)the L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency;
(F)any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.14(a)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;
(G)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
(H)the Letter of Credit could be transferred by the Borrower or the initial beneficiary to any Person, other than with the express written consent of the L/C Issuer.
(iv)The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and L/C Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension

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Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon receipt by the L/C Issuer (with a copy to the Administrative Agent) of (A) the request of the Borrower delivered to in the form of a Letter of Credit Notice, appropriately completed and signed by a Responsible Officer of the Borrower and (B) a Borrower Certification. Such Letter of Credit Notice may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Notice must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Notice shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof and whether any auto-renewal is requested; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Notice shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any L/C Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
(ii)Promptly after receipt of any Letter of Credit Notice, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Notice from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

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(iii)If the Borrower so requests in any applicable Letter of Credit Notice, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.13(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative

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Agent in an amount equal to the amount of suchdrawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.13(c)(i) and (B) the Dollar amount paid by the Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Borrower agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Borrower fails to timely reimburse the L/C Issuer on the Honor Date, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.13(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Lender shall upon any notice pursuant to Section 2.13(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.13(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.13(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.13.

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(iv)Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.13(c) to reimburse the L/C Issuer for any amount drawn under any Letter ofCredit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.
(v)Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.13(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.13(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.13(c) by the time specified in Section 2.13(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.13(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

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(ii)If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.13(c)(i) is required to be returned under any of thecircumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;
(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;
(vii)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to

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any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to anybeneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or in the relevant currency markets generally; or
(ix)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.13(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible

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for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalidor ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance, subject to adjustment as provided in Section 2.12, with its Applicable Percentage, in the applicable currency, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the L/C Undrawn Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such

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customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)Conflict with L/C Issuer Documents. In the event of any conflict between the terms hereof and the terms of any L/C Issuer Document, the terms hereof shall control.
2.14.   Cash Collateral.
(a)Certain Credit Support Events. If (i) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(e), or (ii) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (i) above) or within one Business Day (in the case of clause (ii) above) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (ii) above, after giving effect to Section 2.13(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in the Collateral Account or one or more Controlled Accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all reasonable and customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.12, 2.13 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi)) or (ii) the determination by the

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Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the LoanDocuments and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.15.   Increase in Commitments.
(a)Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time request an increase in the Aggregate Commitments by an amount not exceeding $200,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $50,000,000 and (ii) the Company may make a maximum of three such requests. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond notice to the Lenders.
(b)Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
(c)Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer, the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
(d)Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.
(e)Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) the Company shall deliver to the Administrative Agent a certificate of the Company dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Company (x) certifying and attaching the resolutions adopted by the Company approving or consenting to such increase, and (y) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most

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recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant toSection 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.
(f)Conflicting Provisions. This Section shall supersede any provisions in Sections 2.11 or 10.01 to the contrary.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01.   Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the applicable withholding agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Tax Indemnifications. (i) The Borrower shall indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.
(ii)Each Lender and the L/C Issuer shall severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that the Borrower has not already indemnified the Administrative Agent for

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such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent against any Taxes attributable to such Lender’s failure tocomply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Status of Lenders; Tax Documentation. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or the taxing authorities of a jurisdiction pursuant to such applicable Law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that a Recipient shall be required to provide documentation prescribed by non-U.S. Law only to the extent requested by the Borrower or the Administrative Agent. In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (B) or (D) or Section 3.01(e)(iii) or (B) required by applicable Law other than the Code or the taxing authorities of a jurisdiction pursuant to such applicable Law to comply with the requirements for exemption or reduction of withholding Tax in that jurisdiction) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.
(ii)Without limiting the generality of the foregoing,
(A)any Recipient that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable

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request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding Tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)executed copies of IRS Form W-8ECI;
(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower Parent within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(IV)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign

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Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, or if a successor version of such form or certification is published, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest orother charges imposed by the relevant Governmental Authority) to the Recipient within thirty days of such request in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a

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less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02.   Illegality. If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the date of this Agreement that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based uponthe Eurocurrency Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and any amounts due pursuant to Section 3.05.
3.03.   Inability to Determine Rates. If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (a) (i) the Administrative

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Agent determines that (i) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in this Section, the Administrative Agent, in consultation with the Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.
3.04.   Increased Costs; Reserves on Eurocurrency Rate Loans.   (a) Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e), other than as set forth below) or the L/C Issuer;

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(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender , or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error and shall certify as to compliance with subsection (d) below. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or the L/C Issuer notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s

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intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof) and provided, further, that such Lender or L/C Issuer at that time has a general policy of demanding the same type of compensation from similarly situated borrowers.
(e)Additional Reserve Requirements. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender which notice will include the amount of such interest or costs, the methodology for the calculation and the calculation thereof. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.
3.05.   Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower or the Borrower unless such notice is rescinded in accordance with the terms hereof;
(c)any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
(d)any assignment of a Eurocurrency Rate Loan on a day other than the last day of the
Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13; including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.

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For purposes of calculating amounts payable by the Borrower (or the Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
3.06.   Mitigation Obligations; Replacement of Lenders.   (a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, then at the request of the Borrower such Lender or the L/C Issuer shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, as the case may be, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Lender gives a notice pursuant to Section 3.02, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section )3.06a(, the Borrower may replace such Lender in accordance with Section 10.13.
3.07.   Survival. All obligations of the Borrower under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

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ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01.   Conditions of Initial Credit Extension.   The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a reasonably recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement, the Security Agreement, the Collateral Administration Agreement, the Investment Management Agreement and the Trust Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
(ii)    Notes executed by the Borrower in favor of each Lender requesting Notes;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of the Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party;
(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly formed, and that the Borrower is validly existing, in good standing and qualified to engage in business in the State of Delaware;
(v)    a favorable opinion of Clifford Chance LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to the matters concerning the Borrower, the Investment Advisor, the Loan Documents and the Collateral as the Required Lenders may reasonably request;
(vi)    a favorable opinion of Conyers Dill & Pearman, Bermudan counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to such matters concerning the Borrower and the Loan Documents as the Required Lenders may reasonably request;
(vii)    a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) thatthere has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

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(viii)    a certificate of a Responsible Officer of the Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(ix)    evidence satisfactory to the Administrative Agent in its sole discretion that the Borrower has a Net Asset Value of at least $50,000,000; and
(x)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.
(b)    Any fees required to be paid on or before the Closing Date that have been invoiced shall have been paid.
(c)    Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent); provided, however, that such fees, charges and disbursements shall only be due and payable to the extent provided pursuant to Section 10.04.
(d)    The representations and warranties of (i) the Borrower contained in Article V and (ii) the Borrower and Borrower Parent contained in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct on and as of the Closing Date and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects, or as so qualified, as applicable) as of such earlier date.
(e)     No Default shall exist, or would result from such Credit Extension or from the application of the proceeds thereof.
(f)    The Administrative Agent and the Lenders shall have a valid and perfected first-priority lien and security interest in the Collateral as required under the Loan Documents, all filings, recordations and searches necessary or desirable in connection with the Collateral shallhave been duly made, and all filing and recording fees and taxes shall have been duly paid, including in each case under, and as required by, all applicable laws.
(g)    All governmental and third party approvals necessary or, in the discretion of the Lender, advisable in connection with the Credit Extension shall have been obtained and be in full

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force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Lender making the Credit Extension.
(h)    The initial Lender shall have received and reviewed all financial statements required to be delivered under Section 6.01 and, in each case, such financial statements shall be satisfactory to the initial Lender in its sole discretion.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02.   Conditions to all Credit Extensions.   The obligation of each Lender to make any Credit Extension is subject to the following conditions precedent:
(a)    The representations and warranties of the Borrower contained in (i) Article V and (ii) each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct on and as of the date of such Credit Extension and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects, or as so qualified, as applicable) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Administrative Agent, the L/C Issuer and the Collateral Administrator shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)    The Administrative Agent, the L/C Issuer and the Collateral Administrator shall have received a Borrower Certification in accordance with the requirements hereof.
(e)    No Borrowing Base Deficiency shall exist on the date of such Credit Extension or would arise after giving effect to such Credit Extension.
(f)    In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the

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Administrative Agent; the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
(g)    After giving effect to the proposed Credit Extension, (i) the Total Outstandings would not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of all Credit Extensions denominated in Alternative Currencies would not exceed the Alternative Currency Sublimit and (iii) the Outstanding Amount of the L/C Obligations would not exceed the Letter of Credit Sublimit.
(h)    The Borrower has complied with all Trust Entity Requirements.
Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01.   Existence, Qualification and Power.   The Borrower (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license.
5.02.   Authorization; No Contravention.   The execution, delivery and performance by the Borrower of each Loan Document to which the Borrower is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of any of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law.
5.03.   Governmental Authorization; Other Consents.   No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document except for recordings and filings in connection with the Liens granted to the Administrative Agent under the Security Agreement.
5.04.   Binding Effect.   This Agreement has been, and each other Loan Document to which the Borrower is a party, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document to which the Borrower is a party when so delivered, and when executed and delivered by the other parties thereto, will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.
5.05.   Financial Statements; No Material Adverse Effect.   (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Borrower Parent as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period

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covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower Parent as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)    The unaudited consolidated balance sheet of Borrower Parent dated as of the most recent fiscal quarter of Borrower Parent and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of Borrower Parent as of the date thereof and its results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06.   Litigation.   There are no material actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or against any of its properties or revenues, except for actions, suits, proceedings, claims or disputes (i) arising from the Borrower’s role as a lender under the Collateral Assets and (ii) in the case of actions, suits, proceedings, claims or disputes of which the Borrower is aware, the Borrower has disclosed such action, suit, proceeding, claim or dispute.
5.07.   No Default.   The Borrower has no Contractual Obligations other than (A) pursuant to (i) the Loan Documents, (ii) the Investment Management Agreement, (iii) the Collateral Assets and (iv) the purchase or sale of Collateral Assets and other financial assets as permitted under the Loan Documents, or, in each case, Contractual Obligations that are incidental thereto, and (B) as indicated in Schedule 5.07 (as such Schedule may be updated from time to time by writtenagreement of the Borrower and the Administrative Agent). The Borrower is not in default in any material respect under or with respect to any Contractual Obligation. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08.   Liens and Indebtedness.   The property of the Borrower is subject to no Liens other than Permitted Liens. The Borrower has no Indebtedness other than the Indebtedness created under the Loan Documents. The Borrower is not a party to any outstanding agreement or contract other than the Loan Documents and the documents related thereto and the Contractual Obligations described in Section 5.07, and the Borrower has no actual or contingent liabilities in respect of any agreements or contracts to which the Borrower has previously been a party but which are no longer outstanding as of the date of this Agreement.

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5.09.   Taxes.
(a)    The Borrower has filed all Federal, state and other tax returns and reports required to be filed by it, and has paid or caused to be paid all Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable by it, except those which are being contested in good faith by appropriate proceedings diligently conducted. There is no tax assessment proposed against the Borrower. The Borrower is not party to any tax sharing agreement.
(b)    For U.S. federal income tax purposes (i) Borrower is a disregarded entity and Borrower Parent is its sole owner, and (ii) Borrower Parent is a non-U.S. corporation that is not a U.S. Person.
(c)    Borrower Parent has filed all tax returns and reports required to be filed, and has paid or caused to be paid all taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable by it, except those which are being contested in good faith by appropriate proceedings diligently conducted.
5.10.   ERISA Matters.   (i) Neither the Borrower nor any ERISA Affiliate of the Borrower has incurred or could be subjected to any liability under Title IV of ERISA or Section 4975 of the Code (other than for premiums due) or maintains or contributes to, or is or has been required to maintain or contribute to, any Plan, except as could not reasonably be expected to have a Material Adverse Effect, and (ii) the Borrower does not, nor is deemed to, hold Plan Assets.
5.11.   Trust Interests.   The trust certificate of the Borrower delivered to Borrower Parent is a validly issued and fully paid and nonassessable beneficial interest in the Borrower entitled to the benefits provided by the Trust Agreement. No Person other than Borrower Parent holds any beneficial interest in the Trust. There are no outstanding warrants, options or other rights to purchase or issue any trust certificates of the Borrower or any interest in Borrower.
5.12.   Margin Regulations; Investment Company Act.   (a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business ofpurchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)    None of the Borrower or any Person Controlling the Borrower is or is required to be registered as an “investment company” under the Investment Company Act.
5.13.   Disclosure.   The Borrower has made available to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and has disclosed all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether orally or in writing) by or on behalf of the Borrower or the Borrower Parent to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any

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other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole and in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation.
5.14.   Compliance with Laws.   The Borrower is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.
5.15.   Taxpayer Identification Number; Other Identifying Information.   The true and correct U.S. taxpayer identification number of the Borrower and that of the Borrower Parent are set forth on Schedule 5.15. The Borrower’s exact legal name at the date of this Agreement and any prior legal names, and the Borrower’s, jurisdiction of organization, organizational identification number, registered office, and the place of business of Investment Advisor, or if Investment Advisor has more than one place of business, Investment Advisor’s chief executive office, in each case at the date of this Agreement and for the four months immediately preceding the date of this Agreement are, in each case, as set forth in are set forth on Schedule 5.15.
5.16.   OFAC.   Neither the Borrower nor, to the knowledge of the Borrower, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.
5.17.   Anti-Corruption Laws.   The Borrower has conducted its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption legislation in other jurisdictions.

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ARTICLE VI.
AFFIRMATIVECOVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than unasserted contingent Obligations that expressly survive termination of this Agreement), or any Letter of Credit shall remain outstanding, the Borrower shall:
6.01.   Financial Statements.   Deliver (including by causing the Borrower Parent to deliver) to the Administrative Agent for further distribution to each Lender:
(a)    as soon as available, but in any event within 120 days after the end of each fiscal year of Borrower Parent (beginning with the fiscal year ended December 31, 2014), a consolidated balance sheet of Borrower Parent as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in net assets, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Borrower Parent to the effect that such statements are fairly stated when considered in relation to the consolidated financial statements of Borrower Parent;
(b)    as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower Parent (commencing with the first full fiscal quarter ended after the Closing Date), a consolidated balance sheet of Borrower Parent as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of Borrower Parent’s fiscal year then ended, and the related consolidated statements of changes in net assets, and cash flows for the portion of the Borrower Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, certified by the chief executive officer, chief financial officer, treasurer or controller of Borrower Parent as fairly presenting the financial condition, results of operations, net assets and cash flows of Borrower Parent in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
(c)    as soon as available and in any event not later than the last Business Day of the calendar month following each monthly accounting period (ending on the last day of each calendar month) of the Borrower, performance returns and the Net Asset Value and, if reasonably requested by the Administrative Agent, supporting calculations thereof, in each case, of the Borrower, as at the last day of such accounting period; and promptly following any request therefor, (I) such other information regarding the operations, business affairs and financial conditions of the Borrower or compliance with the terms of this Agreement and the other Loan Documents or (II) to the extent

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reasonably related to the operations, business affairs or financial condition of the Borrower or the compliance with the terms of this Agreement and other Loan Documents and to the extent permitted under applicable Law and subject to reasonable confidentiality and other restrictions imposed by the Investment Advisor or the Investment Advisor Parent regarding access to information not relating to the Borrower, such other information regarding the Borrower Parent, Investment Advisor or Investment Advisor Parent, in each case as the Administrative Agent, the L/C Issuer or any Lender may reasonably request.
6.02.   Certificates; Other Information.   Deliver or cause Borrower Parent to deliver to the Administrative Agent for further distribution to each Lender:
(a)    promptly upon receipt thereof, copies of all significant reports (excluding routine, periodic reports) submitted by the Borrower Parent’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower Parent delivered by such accountants to the management or board of directors of the Borrower Parent;
(b)    concurrently with the delivery of any of the financial statements or monthly report referred to in Section 6.01, a duly completed Compliance Certificate of each of Borrower Parent and Borrower signed by a Responsible Officer, as applicable (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes); and
(c)    promptly, and in any event within five Business Days after receipt thereof to the extent permitted by applicable Law and subject to reasonable confidentiality and other restrictions imposed by the Investment Advisor or the Investment Advisor Parent, copies of each notice or other correspondence received by Borrower, Borrower Parent, Investment Advisor or Investment Advisor Parent, from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) or the Bermuda Monetary Authority concerning any material non-routine investigation or possible investigation or other material non-routine inquiry by such agency regarding financial or other operational results of any such entity that could reasonably be expected to have a Material Adverse Effect.
Documents required to be delivered pursuant to Sections 6.01(a) and 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) Borrower Parent posts such documents, or provides a link thereto on the website listed on Schedule 10.02, (ii) such documents are posted on Borrower Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iii) the Borrower provides to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request to the Borrower to deliver such paper copies and (y) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting pursuant to clause (i) and (ii) above of any such documents, and the AdministrativeAgent hereby agrees that it shall use commercially reasonable efforts to post such documents received pursuant to clause (iii) above on the Borrower’s behalf to a commercial, third-

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party or other website sponsored by the Administrative Agent and notify the Lenders of such posting. The Administrative Agent shall have no obligation to request the delivery or to maintain any copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower or Borrower Parent hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”).
6.03.   Notices.   Promptly notify, or cause the Borrower Parent to promptly notify, the Administrative Agent upon the Borrower becoming aware:
(a)    of the occurrence of any Default;
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or Borrower Parent and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or Borrower Parent; and
(c)    of any material change in accounting policies or financial reporting practices by the Borrower or Borrower Parent.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04.   Payment of Obligations.   Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower; (b) all lawful material claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower; and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
6.05.   Preservation of Existence, Etc.   (a) To the maximum extent permitted pursuant to applicable Laws, preserve, renew and maintain in full force and effect its legal existence and good

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standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.06.   Maintenance of Properties.   (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.07.   Further Assurances.   At any time or from time to time upon the reasonable request of the Administrative Agent, Borrower shall execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably deem necessary in order to effect fully the purposes of this Agreement or the other Loan Documents and to provide for payment of the Loans made hereunder, with interest thereon, in accordance with the terms of this Agreement.
6.08.   Compliance with Laws.   Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.
6.09.   Books and Records.   (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower and (b) maintain such books of record and accounts in conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower.
6.10.   Inspection Rights.   Permit representatives and independent contractors of each Lender (at the sole cost and expense of such Lender), the Administrative Agent and the L/C Issuer to visit and inspect any of its properties (or to the extent necessary to examine the foregoing records and subject to reasonable restrictions regarding access to information not relating to the Borrower, the properties of Investment Advisor, Borrower Parent or Investment Advisor Parent), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom other than items protected by attorney-client privilege or that may not be disclosed pursuant to applicable Law or contractual confidentiality obligations, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants or Investment Advisor and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice; provided, further, that so long as no Event of Default has occurred and is continuing, such visits and inspections shall occur (i) upon no less than twoBusiness Days’ prior written notice and (ii) no more than once per fiscal quarter. Each Lender, the Administrative Agent and the L/C Issuer agree to cause all such representatives and their independent contractors to comply with the provisions of Section 10.07.

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6.11.   Use of Proceeds.   Use each L/C Credit Extension and the proceeds of the Borrowings solely for Permitted Uses.
6.12.   Approvals and Authorizations.   Maintain all material authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which the Borrower is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.
6.13.   Trust Entity Requirements.   Conduct at all times its business and operations in accordance with the Trust Entity Requirements and maintain at all times 100% ownership by Borrower Parent of all beneficial interests in the Trust.
6.14.   Security Interest.   (a) Deliver in accordance with the terms hereof a Foreign Obligor Notice in connection with the acquisition of any Foreign Loan (as such term is defined in Annex C hereto) and (b) maintain a first-priority (subject to Permitted Liens), perfected security interest in the Collateral (to the extent required by the Security Agreement) for the benefit of the Lenders, their successors, transferees and assigns so long as this Agreement is in effect.
6.15.   ERISA Matters.   Do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.
6.16.   Anti-Corruption Laws.   Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption legislation in other jurisdictions.
ARTICLE VII.
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than unasserted contingent Obligations that expressly survive termination of this Agreement), or any Letter of Credit shall remain outstanding, the Borrower shall not, directly or indirectly:
7.01.   Liens.   Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens.
7.02.   Investments.   Own any Structured Finance Obligation.
7.03.   Indebtedness; Bank Accounts.   (a) Create, incur, assume or suffer to exist any Indebtedness, except Indebtedness under the Loan Documents and Contractual Obligations arising in respect of the Collateral Assets.
(b)    Open or establish any bank accounts except as contemplated by the Loan Documents.

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7.04.   Fundamental Changes.   Merge, dissolve, liquidate, wind-up, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.
7.05.   Sale of Collateral Assets.   (a) Sell, assign, transfer, convey or otherwise dispose of any Collateral Asset unless, after giving effect to any such sale, assignment transfer, conveyance or disposition and any simultaneous prepayment of any Loan in accordance with Section 2.03, if any, (i) based on the most recent Borrowing Base determination received from the Administrative Agent, no Borrowing Base Deficiency will exist and (ii) no Default would occur or be continuing after giving effect thereto; provided that, for the avoidance of doubt, the Borrower shall at all times be permitted to sell any Collateral Asset to an Approved Dealer in order to cure any Borrowing Base Deficiency so long as no Default would otherwise occur or be continuing after giving effect thereto.
(b)    Apply the proceeds of any Disposition of all or any portion of the Collateral except toward (i) a Permitted Use, (ii) the repayment of Loans or L/C Borrowings or the payment of fees or interest on Loans or other amounts payable hereunder or with respect to Letters of Credit hereunder or (iii) subject to Section 7.06, a Restricted Payment.
7.06.   Restricted Payments.   Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any interest in the Borrower, except that, so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make distributions to Borrower Parent.
7.07.   Transactions with Affiliates.   Except with respect to the Trust Agreement, enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms no less favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate, and without limitation of the foregoing, (i) the Borrower shall not sell any Collateral Assets to the Borrower Parent or to any Affiliate of the Borrower Parent and (ii) the Borrower shall not purchase any Collateral Assets from Borrower Parent or from any other Affiliates unless, in the case of clause (i) and (ii), such sale or purchase is effected using a form of sale agreement with respect to which the Borrower has delivered to the Administrative Agent a favorable opinion of counsel of nationally recognized standing reasonably acceptable to the Required Lenders, addressed to the Administrative Agent and each Lender, as to such matters concerning such sale as the Required Lenders may reasonably request.
7.08.   Burdensome Agreements.   Enter into any Contractual Obligation (other than any other Loan Document or the Investment Management Agreement) that (a) limits the ability of the Borrower to create, incur, assume or suffer to exist Liens on property of the Borrower (other than to the extent that a Collateral Asset prohibits the Borrower from pledging such Collateral Asset)or (b) requires the grant of a Lien to secure an obligation of the Borrower if a Lien is granted to secure another obligation of the Borrower.
7.09.   Use of Proceeds.   Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock

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(within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (b) to purchase securities or other assets in a manner that would cause such credit extension to become a “covered transaction” as defined in Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and Regulation W of the FRB, including any transaction where the proceeds of any Credit Extension are used for the benefit of, or transferred to, an Affiliate of a Lender.
7.10.   Sanctions.   Directly or indirectly, use the proceeds of any Credit Extension, or lend or contribute such proceeds to any individual or entity, to fund any activities of or business with any individual, or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any individual or entity participating in the transaction (whether as Lender, Arranger, Administrative Agent, L/C Issuer or otherwise) of Sanctions.
7.11.   Trust Entity Requirements.   (a) Conduct at any time its business or operations in contravention of the Trust Entity Requirements.
(b)    Modify, amend or supplement its Organization Documents in any manner inconsistent with the Trust Entity Requirements or otherwise materially adverse to the Lenders.
(c)    Be party to any agreement under which it has any material obligation or liability (direct or contingent) without including customary “non-petition” provisions substantially similar to Section 10.20(a), other than with the consent of the Administrative Agent.
(d)    Fail at any time to maintain an Independent Trustee (as such term is defined in the Trust Agreement).
7.12.   Investment Management Agreement Amendment.   Amend the Investment Management Agreement other than an amendment (i) (A) that solely cures any ambiguity, typographical or manifest error, or defect in either agreement and (B) of which the Administrative Agent was provided notice before execution of such amendment, (ii) to which the Administrative Agent has consented in writing (such consent not to be unreasonably withheld or delayed), or (iii) that is an ordinary course renewal thereof or amendment thereto that does not modify any material term thereof other than the date of termination or fees payable thereunder. The Borrower shall give reasonable prior notice to the Administrative Agent of any amendment to the Investment Management Agreement.
7.13.   ERISA.   (a) Maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate of the Borrower to maintain or contribute to or agree to maintain or contribute to, any Plan, except as could not reasonably be expected to have a Material Adverse Effect.
(b)    Hold Plan Assets.
7.14.   Change in Nature of Business.   Engage in any material line of business substantially different from those lines of business conducted by the Borrower as of the date hereof.

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7.15.   Representations to Credit Rating Agencies and Regulatory Bodies.   Make any material misrepresentation with respect to the Loan Documents or any related transaction to any credit rating agency rating Borrower Parent or to any regulatory body with jurisdiction over Borrower or Borrower Parent.
7.16.   Anti-Corruption Laws   Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption legislation in other jurisdictions.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
8.01.   Events of Default. Any of the following shall constitute an “Event of Default”:
(a)    Non-Payment. The Borrower fails to pay when and as required to be paid herein, and in the currency required hereunder, (i) any amount of principal of any Loan or L/C Borrowing or, (ii) on the Maturity Date, any interest on any Loan or L/C Borrowing or any Letter of Credit Fee or (iii) other than on the Maturity Date, any interest on any Loan or L/C Borrowing or any other fee due hereunder or any other amount payable hereunder or under any other Loan Document and in the case of this clause (iii), such failure to pay is not cured within two Business Days after the same becomes due; or
(b)    Borrowing Base Deficiency. A Borrowing Base Deficiency exists and the Borrower fails to give written notice of its intent to cure or fails to actually cure the Borrowing Base Deficiency in accordance with Section 2.03(b); or
(c)    Specified Covenants. (i) The Borrower fails to perform or observe in any material respect any covenant in Sections 6.01, 6.02, 6.03, 6.05, 6.10, 6.11, 6.13, 6.15 or Article VII or (ii) the Borrower Parent fails to perform or observe in any material respect any covenant in Section 2.12 of the Trust Agreement; or
(d)    Insolvency Proceedings, Etc. The Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Borrower or its Affiliates and the appointment continues undischarged or unstayed for 30 calendar days; or any proceeding under any Debtor Relief Law relating to the Borrower or to all or any material part of its property is instituted without the consent of the Borrower or its Affiliates and continues undismissed or unstayed for 30 calendar days, or an order for relief is entered in any such proceeding; or
(e)    Other Defaults. The Borrower fails to perform or observe in any material respect (without duplication of any “material”, “Material Adverse Effect” or other similar qualification) any other covenant or agreement (not specified in subsection (a) through (d) above) contained in

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any Loan Document on its part to be performed or observed and such failure continues for 30 days following notice from the Administrative Agent; or
(f)    Borrower Certification. Any Borrower Certification proves to have been inaccurate, other than to the extent that (i) the Calculation Agent makes an arithmetic error in the Borrowing Base provided by the Calculation Agent with respect to such Borrower Certification or (ii) notwithstanding such Borrower Certification, a Borrowing Base Deficiency resulted in the case of a Loan to purchase a Collateral Asset or release of funds to purchase a Collateral Asset and such Borrowing Base Deficiency (A) was in an amount less than $1,000,000 and (B) was timely cured pursuant to Section 2.03(B); or
(g)    Representations and Warranties. Any representation, warranty, certification or statement of fact (i) (other than a Borrower Certification) made or deemed made by or on behalf of the Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made, and such representation (x) is not capable of cure or (y) has not been corrected within 30 days following notice, if such misrepresentation would reasonably be expected to result in a Material Adverse Effect (without giving effect to any “material”, “Material Adverse Effect” or other similar qualification to such representation or warranty) or (ii) made or deemed to be made by or on behalf of Borrower Parent under the Trust Agreement shall be incorrect or misleading when made or deemed made if such misrepresentation would reasonably be expected to result in a Material Adverse Effect (without giving effect to any “material”, “Material Adverse Effect” or other similar qualification to such representation or warranty); or
(h)    Security Interest Failure. (i) The Administrative Agent fails for any reason to have a perfected security interest in any Collateral in accordance with the terms of the Security Agreement (provided that it will not be an Event of Default if such failure is a result of any action or inaction by (A) the Collateral Administrator and such failure is remedied within three (3) Business Days after notice or (B) the Administrative Agent or the L/C Issuer or any other agents) and (ii) the corresponding exclusion of such Collateral from the Borrowing Base results in a Borrowing Base Deficiency and such Borrowing Base Deficiency is not cured as provided in Section 2.03(b); or
(i)    Regulatory Event. Any Regulatory Event with respect to any Key Personnel, the Borrower Parent, the Investment Advisor Parent or the Investment Advisor occurs; or
(j)    Change in Key Personnel or Investment Advisor; Change in Control of Borrower Parent. (A) Any Change in Key Personnel or Change in the Investment Advisor or (B) Watford Holdings Ltd. ceases to own directly 100% of Equity Interests of the Borrower Parent; or
(k)    Invalidity of Loan Documents. Any material obligation of the Borrower or its Affiliates under any Loan Document at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all theObligations, ceases to be in full force and effect; or the Borrower or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document.

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8.02.   Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall at the request of the Required Lenders (or may with the consent of the Required Lenders) take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; or
(c)    deliver a notice of exclusive control in relation to the Collateral Account and give instructions to the Collateral Administrator in relation thereto under the provisions of the Security Agreement, and may (in addition to all other rights and remedies under the Loan Documents and/or of a secured party under the UCC and other legal or equitable remedies) realize upon the Collateral, and/or may immediately sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof, subject to, and in accordance with the terms of the Security Agreement;
(d)    exercise on behalf of itself and the Lenders and the L/C Issuer all rights and remedies available to it and the Lenders and the L/C Issuer under the Loan Documents; and
(e)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto);
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03.   Application of Funds.
After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.12, and subject to any prior claims of the Collateral Administrator under the Security Agreement and/or theCollateral Administration Agreement, be applied by the Administrative Agent in the following order:

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First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of external counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of external counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to the payment of fees, indemnities and other amounts payable to the Owner Trustee of the Borrower pursuant to the terms of the Trust Agreement;
Fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth payable to them;
Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fifth held by them;
Sixth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of the L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.13 and 2.14; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full (other than unasserted contingent indemnity obligations), to the Borrower or as otherwise required by Law.
Subject to Sections 2.13(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to all other Obligations, if any, in the order set forth above.
ARTICLE IX.
ADMINISTRATIVE AGENT
9.01.   Appointment and Authority.   Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The

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provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrower shall have no rights as third party beneficiary of any such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02.   Rights as a Lender.   The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03.   Exculpatory Provisions.   The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents or those rights and powers that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction

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by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender or the L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04.   Reliance by Administrative Agent.   The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05.   Delegation of Duties.   The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

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9.06.    Resignation of Administrative Agent.   (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, if no Event of Default exists or is continuing upon the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed), and if an Event of Default exists and is continuing in consultation with the Borrower, to appoint a successor, which at all times shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, asapplicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section) . The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions

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taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.13(c). Upon the appointment by the Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07.   Non-Reliance on Administrative Agent and Other Lenders.   Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08.   No Other Duties, Etc.   Anything herein to the contrary notwithstanding, none of the Bookrunner or Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
9.09.   Administrative Agent May File Proofs of Claim; Credit Bidding.   In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, the L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer

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and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid(i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (g) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity

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Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10.   Collateral Matters.   Without limiting the provisions of Section 9.09, the Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;
(b)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01; and
(c)     to acknowledge that the Lien of the Administrative Agent under any Loan Document does not encumber a Collateral Asset that has been sold by the Borrower for cash consideration if (i) such cash consideration has been delivered into the Collateral Account, (ii) the transfer of such Collateral Asset has not been or cannot be completed and (iii) the Borrower has settled such sale as a participation or similar arrangement (including settlement as a participation pending transfer).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

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ARTICLE X. MISCELLANEOUS
10.01.   Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(b)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02), without the written consent of such Lender;
(c)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Spread that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;
(e)change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(f)amend the definition of “Alternative Currency” without the written consent of each Lender; or
(g)change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any L/C Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the

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Administrative Agent under this Agreement or any other Loan Document and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Any amendment which affects the rights, duties, immunities or liabilities of the Owner Trustee shall require the Owner Trustee's written consent.
Notwithstanding the foregoing, if any amendment to this Agreement is required to give effect to any increase in Aggregate Commitments made pursuant thereto in accordance with Section 2.15, then such amendment shall be effective if executed by the Borrower, each Lender providing such increase in Aggregate Commitment and the Administrative Agent.
10.02.   Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on itsAdministrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

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(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon sending, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet.
(d)Effectiveness of Facsimile of Electronic Mail Documents. Loan Documents may be transmitted by facsimile or electronic mail. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or electronic mail document or signature.
(e)Change of Address, Etc. Each of the Borrower, the Administrative Agent and the L/C Issuer may change its address, electronic mail address, facsimile or telephone number for notices

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and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(f)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices Committed Loan Notices and Letter of Credit Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender, and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03.   No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.11), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in

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clauses (c) and (d) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04.   Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent or its Affiliates plus a single local counsel in each of Delaware and Bermuda), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent or the L/C Issuer (including the fees, charges and disbursements of one counsel for the Administrative Agent or the L/C Issuer plus a single local counsel in each of Delaware and Bermuda), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Creditif the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (including without limitation any such claim, litigation or proceed arising from any sale or distribution of securities by the Borrower or the Borrower Parent), whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses

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(x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower, the Borrower Parent, the Investment Advisor or the Investment Advisor Parent against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub- agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each party hereto shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for damages resulting from such Indemnitee’s gross negligence or willful misconduct or breach of an obligation hereunder.
(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

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(f)Sufficiency of Remedies. Borrower hereby acknowledges that solely upon the occurrence of an Event of Default described in Section 8.01(a) or 8.01(d) hereof or following a foreclosure by the Administrative Agent under the Security Agreement, (i) any and all claims, damages and demands against the Administrative Agent or any Lender arising out of, or in connection with, the exercise by such Person of any of such Person’s rights or remedies under the Facility can be sufficiently and adequately remedied by monetary damages, (ii) no irreparable injury will be caused to the Borrower or the Investment Advisor as a result of, or in connection with, any such claims, damages or demands, and (iii) no equitable or injunctive relief shall be sought by the Borrower or the Investment Advisor as a result of, or in connection with, any such claims, damages or demands.
(g)Survival. The agreements in this Section and the indemnity provisions of Section 10.02(f) shall survive the resignation of the Administrative Agent, the resignation of the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05.   Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06.   Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this

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Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
(iii)Required Consents. No consent shall be required for any syndication and/or assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)(1) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required in the event that Bank of America, in its capacity as initial Lender, proposes to syndicate or assign all or a portion of itsrights and obligations under this Agreement, or any subsequent Lender proposes to assign all or a portion of its rights and obligations under this Agreement, unless an Event of Default has occurred and is continuing at the time of such syndication or assignment; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative

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Agent within 10 Business Days after having received notice thereof; and provided, further, that the Borrower shall use reasonable efforts to cooperate with the Lenders in connection with obtaining any rating for the Facility from a rating agency, it being understood and agreed that the Borrower shall not be responsible for any costs or expenses in connection with obtaining any such rating and (2) the initial Lender may participate any portion of the facility without the consent of the Borrower;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender or an Affiliate of such Lender; and
(C)the consent of the L/C Issuer shall be required for any assignment.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates, (B) to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans accordance with its Applicable Percentage. Notwithstanding the foregoing, inthe event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participation in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the

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Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation and the same greater payment would also have applied to the relevant Lender. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Status as Qualified Purchaser. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, each Lender hereunder, and each Participant, must at alltimes be a “qualified purchaser” as defined in the Investment Company Act (a “Qualified Purchaser”). Accordingly:

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(i)each Lender represents to the Borrower, (A) on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment and Assumption) and (B) on each date on which it makes a Credit Extension hereunder, that it is a Qualified Purchaser;
(ii)each Lender agrees that it shall not assign, or grant any participations in, any of its rights or obligations under this Agreement to any Person unless such Person is a Qualified Purchaser; and
(iii)the Borrower agrees that, to the extent it has the right to consent to any assignment or participation herein, it shall not consent to such assignment or participation hereunder unless it reasonably believes that the assignee or participant is a Qualified Purchaser at the time of such assignment or participation and that such assignment or participation will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the Investment Company Act.
(g)Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.13(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
10.07.   Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and obligated to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process with prior notice to the Borrower, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions

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substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 10.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrower and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or its representatives. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. “Information” means all information received from the Borrower relating to the Borrower, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or its representatives or is identified at the time of delivery as nonconfidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08.   Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness;provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such

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Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09.   Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10.   Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11.   Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or anyLender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

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10.12.   Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13.   Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) to the extent required by the Administrative Agent pursuant to Section 10.06(b);
(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws; and
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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10.14.   Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN ANY LOAN DOCUMENT THAT EXPRESSLY PROVIDES FOR SUBMISSION TO ANY OTHER COURT), OR FOR RECOGNITION OF ENFORCEMENT OF ANY JUDGMENT WITH RESPECT THERETO, AND EACH PARTY HERETO AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF BERMUDA OR WITH REGARD TO THE ENFORCEMENT OF ITS RIGHTS OVER THE COLLATERAL AGAINST ANY PARTY HERETO, THE BORROWER PARENT OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL IS LOCATED OR IT IS OTHERWISE NECESSARY IN ORDER TO ENFORCE ITS RIGHTS OVER THE COLLATERAL.
(c)WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURTREFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15.   Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16.   No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent the Arranger, and the Lenders are arm’s- length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, each of the Borrower hereby waives and releases any claims thatit may have against the Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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10.17.   Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committee Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
10.18.   USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L.107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.19.   Compliance with Laws. Borrower acknowledges that Bank of America’s obligations hereunder shall be subject to all Laws and, without limitation, the Loan Documents shall not limit the ability of Bank of America to take any actions that it determines, in the exercise of its sole discretion, to be necessary or advisable to comply fully and prudently with any Law, including without limitation any regulatory margin requirement.
10.20.   Non-Recourse Obligations; No Petition. i) Each Lender and the Administrative Agent covenants and agrees that the obligations of the Borrower under this Agreement are limited recourse obligations of the Borrower, payable solely from the Collateral in accordance with the terms of the Loan Documents, and, following realization of the Collateral, any claims of the Lenders and the Administrative Agent and all obligations of the Borrower shall be extinguished and shall not thereafter revive. It is understood that the foregoing provisions of this Section 1)a)i) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, releaseor discharge of any indebtedness or obligation evidenced by this Agreement until the Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive. For the avoidance of doubt, this Section 1)a)i) shall not limit or prejudice the rights of the

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Lenders in respect of any obligation of any Affiliate of the Borrower under any Loan Document or otherwise or the rights of the Lenders in respect of any fraud, willful misconduct or bad faith of any Person.
(a)Each of the parties hereto (other than the Borrower) covenants and agrees that, prior to the date that is one year and one day (or, if longer, any applicable preference period and one day) after the payment in full of all Obligations, no party hereto shall institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law.
The provisions of this Section 10.20 shall survive the termination of this Agreement.
10.21.   Time of the Essence. Time is of the essence of the Loan Documents.
10.22.   Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).
10.23.   Limitation of Liability
It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust, National Association ("WTNA"), not individually or personally but solely as Owner Trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations,undertakings and agreements herein made on the part of the Borrower is made and intended not as personal representations, undertakings and agreements by WTNA but is made and intended for the purpose of binding only the Borrower, (iii) nothing herein contained shall be construed as creating any liability on WTNA, individually or personally, to perform any covenant either expressed or implied

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

contained herein of the Borrower, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) WTNA has made no investigation as to the accuracy or completeness of any representations and warranties made by the Borrower in this Agreement and (v) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Agreement or any other related documents
[Remainder of page intentionally left blank.]

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WATFORD ASSET TRUST I

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Erwin M. Soriano

Name:	Erwin M. Soriano

Title:	Vice President

BANK OF AMERICA, N.A., as
Administrative Agent and L/C Issuer

By:	/s/ Allen D Shifflet

Name:	Allen D Shifflet

Title:	Managing Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Allen D Shifflet

Name:	Allen D. Shifflet

Title:	Managing Director

SCHEDULE 1.01
RESPONSIBLE OFFICERS

HPS Investment Partners, LLC

Faith Rosenfeld	Chief Administrative Officer

Yoohyun K. Choi	General Counsel

Paul Knollmeyer	Chief Financial Officer

Marcus Colwell	Managing Director
Watford Asset Trust I

Jonathan Levy	Trustee

John Rathgeber	Trustee

Schedule 1.01-1
Responsible Officers

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Total Commitment (Dollar Equivalent)*	Applicable Percentage
Bank of America, N.A.	$800,000,000	100.000000000%

Total	$800,000,000	100.000000000%

*	Includes a commitment to fund Eurocurrency Loans denominated in Alternative Currencies pro rata.

Schedule 2.01-1
Commitments and Applicable Percentages

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

SCHEDULE 5.07
CERTAIN CONTRACTUAL OBLIGATIONS

•	Fee Proposal Dated May 20, 2015 between Watford Asset Trust I and U.S. Bank
National Association

Schedule 5.07-1
Certain Contractual Obligations

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

SCHEDULE 5.15
IDENTIFICATION INFORMATION OF
BORROWER AND BORROWER PARENT

Legal Name:	Watford Asset Trust I

Identification Number:	5736626

Jurisdiction of Organization:	Delaware

Registered Office:	c/o Wilmington Trust, National Association

Rodney Square North, I	Rodney Square North, I 100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Administration

Place of Business:	c/o Wilmington Trust, National Association

Rodney Square North, I	Rodney Square North, I 100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Administration

Former Legal Name:	N/A

c/o HPS Investment Partners, LLC

Investment Advisor Place of Business / Chief Executive Office:	HPS Investment Partners, LLC

40 West 57th Street, 33rd Floor

New York, New York 10019

Attention: Paul Knollmeyer

U.S. Taxpayer Identification Number (Borrower):	98-1155448

U.S. Taxpayer Identification Number (Borrower Parent):	98-1155448

Schedule 5.15-1
Identification Information of Borrower and Borrower Parent

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
BORROWER:
Watford Asset Trust I
c/o Watford Re Ltd.
Waterloo House
First Floor
100 Pitts Bay Road
Pembroke, HM 08
Bermuda

with a copy to:
P.O. Box 2068
Hamilton, HM HX
Bermuda
Attention: Jonathan Levy
Telephone No.: (441) 278-3453
Facsimile No.: (441) 278-3453
Electronic Mail: jlevy@watfordre.com
ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
Street Address: 101 S. Tryon Street
Mail Code: NC1-002-15-61
Charlotte, NC 28255
Attention: Bank of America Credit Services
Telephone: 980-386-6893
Facsimile No: 704-310-3109
Electronic Mail: dg.baml-loan-ops@baml.com
Payment Instructions
USD
Bank of America, N.A.
ABA#: 026-009-593
Corporate Credit Services
Acct. # 136621-0011580
Reference: Watford Asset Trust I

Schedule 10.02-1
Administrative Agent's Office, Certain Addresses for Notices

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Euro
Bank of America London
SWIFT: BOFAGB22
Account Number: 96272019
IBAN: GB63BOFA16505096272019
Sort Code: 16-50-50
Attn: Grand Cayman Unit #1207
Ref: Watford Asset Trust I
Sterling
Bank of America London
SWIFT: BOFAGB22
Account Number: 96272027
IBAN: GB63BOFA16505096272027
Sort Code: 16-50-50
Attn: Grand Cayman Unit #1207
Ref: Watford Asset Trust I
Canadian Dollar
Bank of America Canada
SWIFT: BOFACATT
Account Number: 65042228
Attn: Grand Cayman Unit #1207
Ref: Watford Asset Trust I

Schedule 10.02-2
Administrative Agent's Office, Certain Addresses for Notices

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT A-1
FORM OF COMMITTED LOAN NOTICE

Date:	,
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 30, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Watford Asset Trust I, a statutory trust organized under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.
The Investment Advisor, as agent for and on behalf of the Borrower and not in its individual capacity, hereby requests (select one):

☐	A Borrowing of Committed Loans	☐	A conversion or continuation of Loans

1.	On	(a Business Day).

2.	In the amount of	.

3.	Comprised of	.
[Type of Committed Loan requested]

4.	In the following currency:

5.	For Eurocurrency Rate Loans: with an Interest Period of [one / three] months.
The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.
After giving effect to such Borrowing: (A) (i) no Borrowing Base Deficiency will exist and (ii) no Default would occur or be continuing, in each case based on the most recent Borrowing Base determination received from the Administrative Agent and (B) in the case of any Loan, the proceeds of such Loan will be used solely for Permitted Uses.

Exhibit A-1-1
Form of Committed Loan Notice

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

To the knowledge of the undersigned, the representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of the Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, are true and correct on and as of the date hereof and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, are true and correct on and as of the date hereof in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct (in all material respects, as applicable) as of such earlier date, and the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Agreement.
To the knowledge of the undersigned, since the date of the last year-end audited financial statements required by Section 6.01(a) of the Agreement, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
[Remainder of page intentionally left blank.]

Exhibit A-1-2
Form of Committed Loan Notice

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

WATFORD ASSET TRUST I, as Borrower

HPS INVESTMENT PARTNERS, LLC, as agent for the Borrower

By:

Name:

Title:

Exhibit A-1-3
Form of Committed Loan Notice

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

EXHIBIT A-2
FORM OF LETTER OF CREDIT NOTICE

Date:	,
To:    Bank of America, N.A., as L/C Issuer
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 30, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Watford Asset Trust I, a statutory trust organized under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.
This Letter of Credit Notice is executed and delivered by the Borrower to the Administrative Agent pursuant to Section 2.13(b) of the Agreement.
The Borrower has attached hereto an Application and Agreement for Letter of Credit in the form of Schedule 1 dated [•], 20[•].
The Borrower hereby requests that the L/C Issuer [issue][amend] a Letter of Credit.
In connection with the [issuance][amendment] of the Letter of Credit requested herein, the Borrower hereby represents and warrants to the Administrative Agent for the benefit of the Lenders and the L/C Issuer that:
The L/C Credit Extension requested herein complies with Section 2.13 of the Agreement. This L/C Credit Extension will be used solely for Permitted Uses and after giving effect to such L/C Credit Extension, (i) no Borrowing Base Deficiency will exist and (ii) no Default would occur or be continuing, in each case based on the most recent Borrowing Base determination received from the Administrative Agent.
To the knowledge of the undersigned, the representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of the Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, are true and correct on and as of the date hereof and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, are true and correct on and as of the date hereof in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct (in all material respects, as applicable) as of such earlier date, and the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed

Exhibit A-2-1
Form of Committed Loan Notice

[***]    CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

to refer tothe most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Agreement.
To the knowledge of the undersigned, since the date of the last year-end audited financial statements required by Section 6.01(a) of the Agreement, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
[Remainder of page intentionally left blank.]

Exhibit A-2-2
Form of Committed Loan Notice

[***]    CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

WATFORD ASSET TRUST I, as Borrower

HPS INVESTMENT PARTNERS, LLC, as agent for the Borrower

By:

Name:

Title:

Exhibit A-2-3
Form of Committed Loan Notice

[***]    CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

SCHEDULE 1 TO REQUEST FOR LETTER OF CREDIT
APPLICATION AND AGREEMENT FOR LETTER OF CREDIT
[See Attached]
[BANK OF AMERICA FORM APPLICATION TO BE INSERTED]

Exhibit A-2-4
Form of Committed Loan Notice

[***]    CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT B
FORM OF NOTE
____________
FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                     or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of June 2, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Watford Asset Trust I, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Committed Loan is denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.
It is expressly understood and agreed by the parties to the Credit Agreement that (i) this Note is executed and delivered by Wilmington Trust, National Association ("WTNA"), not individually or personally but solely as Owner Trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements in the Credit Agreement made on the part of the Borrower is made and intended not as personal representations, undertakings and agreements by WTNA but is made and intended for the purpose of binding only the Borrower, (iii) nothing in this Note or the Credit Agreement shall be construed as creating any liability on WTNA, individually or personally, to perform any covenant either expressed or implied contained in this Note or the Credit Agreement of the Borrower, all such liability, if any, being expressly waived by the parties to the Credit Agreement and by any Person claiming by, through or under the parties to the CreditAgreement, (iv) WTNA has made no investigation as to the accuracy or completeness of any representations

Exhibit B-1
Form of Note

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

and warranties made by the Borrower in the Credit Agreement and (v) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Note, the Credit Agreement or any other related documents.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
[Remainder of page intentionally left blank.]

Exhibit B-2
Form of Note

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

WATFORD ASSET TRUST I

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:

Name:

Title:

Exhibit B-3
Form of Note

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loans Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit B-4
Form of Note

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

EXHIBIT C-1
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any]
_______________
1    For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2    For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3    Select as appropriate.
4    Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit C-1-1
Form of Assignment and Assumption
[***]    CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

Assignor [is] [is not] a Defaulting Lender

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
3.Borrower: Watford Asset Trust I
4.Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement
5.Credit Agreement: Amended and Restated Credit Agreement, dated as of November 30, 2017, among Watford Asset Trust I, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer
6.Assigned Interest:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment for all Lenders[7]	Amount of Commitment Assigned	Percentage Assigned of Commitment[8]
		$	$	%
		$	$	%
		$	$	%
_______________
5    List each Assignor, as appropriate.
6     List each Assignee and, if available, its market entity identifier, as appropriate.
7    Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8    Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.
[7.    Trade Date:                            ]9

Exhibit C-1-2
Form of Assignment and Assumption
[***]    CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Effective Date:                          , 20   [TO BE INSERTED BY ADMINISTRATIVEAGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][10]
[NAME OF ASSIGNOR]
By:
Title:
[NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE[S][11]
[NAME OF ASSIGNEE]
By:
Title:
[NAME OF ASSIGNEE]
By:
Title:
Consented to and Accepted:

_____________
9    To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
10    Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
11    Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

Exhibit C-1-3
Form of Assignment and Assumption
[***]    CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

WATFORD ASSET TRUST I, as borrower

By:
Title:

Exhibit C-1-4
Form of Assignment and Assumption
[***]    CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor.   [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2    Assignee.   [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest and (vii) it is not a Disqualified Lender; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit C-1-5
Form of Assignment and Assumption

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

THE ASSIGNEE, BY CHECKING THE BOX BELOW, (I) ACKNOWLEDGES THAT IT IS REQUIRED TO BE A QUALIFIED PURCHASER FOR PURPOSES OF THE INVESTMENT COMPANY ACT AT THE TIME IT BECOMES A LENDER AND ON EACH DATE ON WHICH A CREDIT EXTENSION IS MADE UNDER THE CREDIT AGREEMENT AND (II) REPRESENTS AND WARRANTS TO THE ASSIGNOR, THE BORROWER AND THE ADMINISTRATIVE AGENT THAT THE ASSIGNEE IS A QUALIFIED PURCHASER:
☐   BY CHECKING THIS BOX, THE ASSIGNEE REPRESENTS AND WARRANTS THAT IT IS A QUALIFIED PURCHASER.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit C-1-6
Form of Assignment and Assumption

[***]       CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT C-2
FORM OF ADMINISTRATIVE QUESTIONNAIRE
1.   Borrower or Deal Name:
E-mail this document with your commitment letter to:
E-mail address of recipient:

2.    Legal Name of Lender of Record for Signature Page:
Markit Entity Identifier (MEI) #:
Fund Manager Name (if applicable):
Legal Address from Tax Document of Lender of Record:
Country:
Address:

City:	State/Province:	Postal Code:

3. Domestic Funding Address:			4. Eurodollar Funding Address (if different than #3):
Street Address:			Street Address:
Suite/ Mail Code:			Suite/ Mail Code:
City:	State:		City:	State:
Postal Code:		Country:	Postal Code:		Country:

5.   Credit Contact Information:
Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution's compliance procedures and applicable laws, including Federal and State securities laws.

Exhibit C-2-1
Form of Administrative Questionnaire

[***]         CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Primary Credit Contact:	Secondary Credit Contact:

First Name:	First Name:

Middle Name:	Middle Name:

Last Name:	Last Name:

Title:	Title:

Street Address:	Street Address:

Suite/Mail Code:	Suite/Mail Code:

City:	City:

State:	State:

Postal Code:	Postal Code:

Country:	Country:

Office Telephone #:	Office Telephone #:

Office Facsimile #:	Office Facsimile #:

Work E-Mail Address:	Work E-Mail Address:

SyndTrak E-Mail Address:

SyndTrak E-Mail Address:
Additional Syndtrak User Access:
Enter E-Mail Addresses of any respective contact who should have access to Syndtrak below.
SyndTrak E-Mail Addresses:

Primary Operations Contact:			Secondary Operations Contact:

First:	MI:	Last:	First:	MI:	Last:

Title:			Title:

Street Address:			Street Address:

Suite/Mail Code:			Suite/Mail Code:

City:	State:		City:	State:

Postal Code:		Country:	Postal Code:		Country:

Telephone:		Facsimile:	Telephone:		Facsimile:

E-Mail Address:			E-Mail Address:

SyndTrak E-Mail Address:			SyndTrak E-Mail Address:

Exhibit C-2-2
Form of Administrative Questionnaire

[***]         CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Does Secondary Operations Contact need copy of notices?	YES ☐	NO ☐

Letter of Credit Contact:				Draft Documentation Contact or Legal Counsel:

First:	MI:		Last:	First:	MI:		Last:

Title:				Title:

Street Address:				Street Address:

Suite/Mail Code:				Suite/Mail Code:

City:	State:			City:	State:

Postal Code:		Country:		Postal Code:		Country:

Telephone:		Facsimile:		Telephone:		Facsimile:

E-Mail Address:				E-Mail Address:
6.   Currencies and Jurisdictions in Transaction:

PLEASE CHECK BOX OF THE CURRENCIES YOUR INSTITUTION CAN FUND UNDER THIS TRANSACTION:
☐	☐	☐
☐	☐	☐
☐	☐	☐
☐	☐	☐

PLEASE CHECK BOX IF YOUR INSTITUTION CAN FUND UNDER THE FOLLOWING JURISDICTIONS:
☐	☐	☐
☐	☐	☐
☐	☐	☐
☐	☐	☐

7.   Lender’s Payment Instructions:
Please input payment instructions for each respective currency referenced within Section 6 above in fields below. If your respective institution is unable to fund any of the above currencies, please inform e-mail recipient identified in Section 1 of this Administrative Questionnaire Form immediately. If submitting payment instructions under separate cover, please indentify below.

Are Lender Payment Instructions attached separately?	YES ☐	NO ☐
If NO, please complete payment instructions on next page.

Exhibit C-2-3
Form of Administrative Questionnaire

[***]         CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Currency: US Dollars		Currency:
Bank Name:		Bank Name:
ABA #:		SWIFT #:
City:	State:	Country:
Account #:		Account #:
Account #:		Account Name:
Account Name:		FCC Account #:
FCC Account Name:
Attention:
Currency:
Bank Name:
SWIFT #:		Currency:
Country:		Bank Name:
Account #:		SWIFT #:
Account Name:		Country:
FCC Account #:		Account #:
FCC Account Name:		Account Name:
Attention:		FCC Account #:
FCC Account Name:
Attention:
Currency:
Bank Name:
SWIFT #:		Currency:
Country:		Bank Name:
Account #:		SWIFT #:
Account Name:		Country:
FCC Account #:		Account #:
FCC Account Name:		Account Name:
Attention:		FCC Account #:
FCC Account Name:
Attention:
Currency:
Bank Name:
SWIFT #:		Currency:
Country:		Bank Name:
Account #:		SWIFT #:
Account Name:		Country:
FCC Account #:		Account #:
FCC Account Name:		Account Name:
Attention:		FCC Account #:
FCC Account Name:
Attention:

Exhibit C-2-4
Form of Administrative Questionnaire

[***]         CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

8.   Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:	Bank Name:
ABA #:
	City:	State:
Account #:
Account Name:
Attention:

Use Lender’s US Dollars Wire Payment Instructions in Section #6 above?	YES ☐	NO ☐

9.   Lender’s Organizational Structure and Tax Status
Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:
Lender Taxpayer Identification Number (TIN):                         -
Tax Withholding Form Delivered to Bank of America (check applicable one):

W-9	☐	W-8BEN	☐	W-8BEN-E	☐	W-8ECI	☐	W-8EXP	☐	W-8IMY	☐

Tax Contact:

First:	MI:	Last:

Title:

Street Address:

Suite/Mail Code:

City:	State:

Postal Code:		Country:

Telephone:		Facsimile:

E-Mail Address:
NON-U.S. LENDER INSTITUTIONS
1. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner) or Form W- 8BEN-E, b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

Exhibit C-2-5
Form of Administrative Questionnaire

[***]         CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN or Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Pleaserefer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

2. Flow-Through Entities
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.
Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.
U.S. LENDER INSTITUTIONS:
If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.
Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.
*Additional guidance and instructions as to where to submit this documentation can be found in Attachment A

10.   Bank of America’s Payment Instructions:
Input or attach Bank of America’s payment instructions for each respective currency referenced within Section 6 below.

Exhibit C-2-6
Form of Administrative Questionnaire

[***]         CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

ATTACHMENT A
(see attached)

Exhibit C-2-7
Form of Administrative Questionnaire

[***]         CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

EXHIBIT D-1
FORM OF COMPLIANCE CERTIFICATE (BORROWER PARENT)
Financial Statement Date:                        ,
To:    Bank of America, N.A., as Administrative Agent and L/C Issuer
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 30, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Watford Asset Trust I, a statutory trust organized under the laws of the state of Delaware (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.
The undersigned hereby certifies, as a Responsible Officer and not in his/her individual capacity, as of the date hereof that he/she is the      of       Watford                      Re, Ltd. (“Borrower Parent”), and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent in such capacity on the behalf of Borrower Parent, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
[1.]    The Borrower (or Borrower Parent) has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section. Such financial statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower Parent prepared in accordance with GAAP as at such date for such period
[Use following paragraph 1 for fiscal quarter-end financial statements]
[1.]    The Borrower (or Borrower Parent) has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower Parent ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower Parent and its consolidated subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
[Use following paragraph 1 for monthly reports]
[1.]    The Borrower has delivered performance returns and the Net Asset Value and, if any, the supporting calculations thereof required by Section 6.01(c) of the Agreement for the month of the Borrower ended as of the above date. Such performance returns and the Net Asset Value and supporting calculations thereof are true, accurate and complete in every material respect.

Exhibit D-1-1
Form of Compliance Certificate (Borrower Parent)

[***]       CONFIDENTIAL PORTIOINS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[2.]    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower Parent during the accounting period covered by such financial statements.
[3.]    A review of the activities of the Borrower and the Borrower Parent during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and the Borrower Parent performed and observed all its material obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned, (i) during such fiscal period (a) the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it including without limitation the covenants and conditions specified in Sections 6.13, 7.07 and 7.11 of the Agreement and (b) the Borrower Parent performed and observed each covenant and condition of the Loan Documents applicable to it including, without limitation, the covenants and conditions specified in Section 2.12 of the Trust Agreement and (ii) no Default has occurred and is continuing.]
--or--
[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
[For all reports:]
[2.]    The changes in GAAP as applied by (or in the application of GAAP) by the Borrower Parent or Borrower or that have occurred since the date of the last audited financial statements required by Section 6.01(a) of the Agreement are listed below. For each change, the effect of such change on the financial statements described in Paragraph 1 is specified with such change:
[3.]    The representations and warranties of the Borrower Parent contained in Section 2.09 of the Trust Agreement, and any representations and warranties of Borrower Parent that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

Exhibit D-1-2
Form of Compliance Certificate (Borrower Parent)

[***]       CONFIDENTIAL PORTIOINS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                      ,                      , in his/her capacity as an officer of Borrower Parent and not in his/her individual capacity.

WATFORD RE, LTD.

By:
Name:
Title:

Exhibit D-1-3
Form of Compliance Certificate (Borrower Parent)

[***]       CONFIDENTIAL PORTIOINS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT D-2
FORM OF COMPLIANCE CERTIFICATE (BORROWER)
Financial Statement Date:                    ,
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 30, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Watford Asset Trust I, a statutory trust organized under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.
The undersigned hereby certifies, as a Responsible Officer and not in his/her individual capacity, as of the date hereof that he/she is the            of                                       WATFORD ASSET TRUST I (the “Borrower”), and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent in such capacity on the behalf of the Borrower, and that:
[Use following paragraph 1 for monthly reports]
[1.]    The Borrower has delivered the Net Asset Value and, if any, the supporting calculations thereof required by Section 6.01(c) of the Agreement for the month of the Borrower ended as of the above date. Such Net Asset Value and supporting calculations thereof are true, accurate and complete in every material respect.
[Use following paragraphs for annual reports]
[1.]    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the Borrower Parent’s annual financial statements.
[2.]    A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its obligations under the Loan Documents in all material respects, and
[For all reports, select one:]
[to the knowledge of the undersigned, (i) during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to

Exhibit D-2-1
Form of Compliance Certificate (Borrower)

[***]       CONFIDENTIAL PORTIOINS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

it including without limitation the covenants and conditions specified in Sections 6.13, 7.07 and 7.11 of the Agreement and (ii) no Default has occurred and is continuing.]
--or--
[to the knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
[For all annual reports or reports the end of each semi-annual fiscal period, select one:]
[2/3.] [The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of the Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, are true and correct on and as of the date hereof and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, are true and correct on and as of the date hereof in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct (in all material respects, as applicable) as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered]
--or-
[The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of the Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents are not true and correct in the following respects:]

Exhibit D-2-2
Form of Compliance Certificate (Borrower)

[***]       CONFIDENTIAL PORTIOINS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                     ,                      , in his/her capacity as an officer of Borrower and not in his/her individual capacity.

WATFORD ASSET TRUST I, as Borrower

By:

Name:

Title:

Exhibit D-2-3
Form of Compliance Certificate (Borrower)

[***]       CONFIDENTIAL PORTIOINS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT E-1
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 30, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Watford Asset Trust I (the “Borrower”), and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:		, 20 [ ]

Exhibit E-1-1
Form of U.S. Tax Compliance Certificate

[***]       CONFIDENTIAL PORTIOINS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT E-2
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 30, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Watford Asset Trust I (the “Borrower”), and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:		, 20 [ ]

Exhibit E-2-1
Form of U.S. Tax Compliance Certificate

[***]       CONFIDENTIAL PORTIOINS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT E-3
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 30, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Watford Asset Trust I (the “Borrower”), and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:		, 20 [ ]

Exhibit E-3-1
Form of U.S. Tax Compliance Certificate

[***]       CONFIDENTIAL PORTIOINS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT E-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Amended and Restated Credit Agreement dated as of
November 30, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Watford Asset Trust I (the “Borrower”), and each Lender from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:		, 20 [ ]

Exhibit E-4-1
Form of U.S. Tax Compliance Certificate

[***]       CONFIDENTIAL PORTIOINS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT F
FORM OF FOREIGN OBLIGOR NOTICE
[addressed to obligor or administrative agent of Foreign Loan]
You are hereby notified by WATFORD ASSET TRUST I (“ASSET TRUST”) that (1) all right, title and interest in the obligations of [specify borrower] under the [principal and or commitment amount] of [specify Foreign Loan title] which has acquired pursuant to an Assignment and Assumption Agreement between Asset Trust and [specify assignor] dated as of [specify date] (the “Pledged Loan Interest”) is subject to a pledge and security interest (the “Pledge”) granted by Asset Trust in favor of Bank of America, National Association under a Security Agreement, a related Credit Agreement and a related Collateral Administration Agreement, each dated as of June 2, 2015 (together, as each may be amended from time to time, the “Pledge Documentation”) and (2) the Pledge may not be released, and the Pledged Loan Interest cannot be sold or otherwise transferred by Asset Trust, other than in compliance with the Pledge Documentation.

Exhibit F-1
Form of Foreign Obligator Notice

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ANNEX A
ADVANCE RATES

Asset Type	Advance Rates**
	[***] Market Value is $[***] million or more	[***] Market Value is less than $[***] million
[***] [***][***][***] [***]*	[***]%	[***]%
[***] [***][***] [***]*	[***]%	[***]%
[***]*	[***]%	[***]%
[***]*	[***]%	[***]%
[***]*	[***]%	[***]%
[***] in [***],[***]	[***]%	[***]%
Any Collateral Asset that is (i) not an [***] on the date of determination, (ii) a [***], (iii) a [***] or (iv) a [***]	[***]%	[***]%
Portion of [***] [***][***] [***] on the date of determination	[***]%	[***]%
* Excluding any [***].
** The otherwise applicable Advance Rate shall be reduced by [***] percentage points in the case of each of (i) [***], (ii) [***] and [***] that are also [***] in excess of [***]% of the [***] Market Value and (iii) [***] in excess of [***]% of the [***] Market Value.

Annex A-1
Advance Rates

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ANNEX B
ELIGIBILITY AND PORTFOLIO CRITERIA
1.    Eligibility Criteria. A Collateral Asset shall be an Eligible Collateral Asset for purposes of the Borrowing Base if:

a.	Such Collateral Asset is not a [***] or a [***] and is a [***], [***], [***] or [***];

b.
Such Collateral Asset is priced on the relevant date by (x) in the case of [***], at least one independent source and (y) in the case of [***], at least two independent sources, in each case as evidenced by data from the applicable Pricing Source;

c.	Such Collateral Asset is denominated in Dollar, [***] or [***], in each case unless the Administrative Agent and Borrower shall, each in their sole discretion, otherwise agree;

d.
Such Collateral Asset has a [***] Market Value on the date added as a Collateral Asset of at least (i) [***]% of its par value in the case of a loan or (ii) [***]% of its par value in the case of a bond, in each case exclusive of accrued interest;

e.
Such Collateral Asset is freely transferable, including, without limitation, that (x) if such Collateral Asset is in the form of a security, no registration is required under the Securities Act (including pursuant to Regulation S or Rule 144A) or other applicable securities laws and (y) such Collateral Asset is not subject to any condition to or restriction on the ability of the holder thereof to sell, pledge, assign, or otherwise transfer such Collateral Asset or to exercise or enforce the provisions thereof or of any document related thereto whether set forth in such Collateral Asset itself or in any document related thereto, it being understood that any condition or restriction that, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, is ineffective shall not itself negatively affect a determination of whether a Collateral Asset is freely transferable;

f.	Such Collateral Asset is not a [***];

g.
As of the first day on which such Collateral Asset is included as an Eligible Collateral Asset, such Collateral Asset does not have (i) a Moody’s Rating below “[***]” (ii) an S&P Rating below “[***]” or (iii) a Fitch Rating below “[***]”; provided that the absence of a rating by any rating agency will not be deemed to be a lower rating for purposes of this test;

h.
The par amount of such Collateral Asset held in the Collateral Account does not exceed [***]% of the then-current aggregate loan facility amount or bond issue amount, as applicable, corresponding to such Collateral Asset;

i.
In the case of a loan, the aggregate loan facility amount corresponding to the relevant Collateral Asset is at least $[***] million (including all tranches and drawn and undrawn revolving facilities secured by the same collateral) or the Dollar Equivalent of such amount

Annex B-1
Eligibility and Portfolio Criteria

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and, in the case of a bond, the aggregate bond issue amount corresponding to the relevant Collateral Asset is at least $[***] million or the Dollar Equivalent of such amount;

j.	Such Collateral Asset is an obligation of an obligor domiciled in [***] or the United States;

k.	Such Collateral Asset is not [***];

l.
Such Collateral Asset has not become subject to any pay-in-kind or deferral of interest provision (unless such pay-in-kind or deferral of interest provision requires the payment of cash interest at least equal to [***]% (or fixed rate equivalent) and such cash interest payments have not been deferred or capitalized); and

m.	The obligor of such Collateral Asset is not an obligor in (i) the “[***]” Industry Category or (ii) the “[***]” Industry Category.
2.    Portfolio Criteria.

a.
The [***] Market Value of [***] with respect to any single obligor may not exceed the lesser of (i) [***]% of the [***] Market Value or (ii) $[***], except that (1) the [***] Market Value of [***] with respect to a two single obligors may each equal up to the lesser of (i) [***]% of the [***] Market Value or (ii) $[***], and (2) the [***] Market Value of [***] with respect to two additional single obligors may each equal up to the lesser of (i) [***]% of the [***] Market Value or (ii) $[***]; provided that in any event the [***] Market Value of [***] that are not [***] with respect to any single obligor may not exceed [***]% of the [***] Market Value.

b.
The [***] Market Value of [***] of obligors which are in a single Industry Category may not exceed [***]% of the [***] Market Value, except that the [***] Market Value of [***] of obligors which are in a single Industry Category may be up to [***]% of the [***] Market Value with respect to one such Industry Category; and the [***] Market Value of [***] of obligors which are in a single additional Industry Category may be up to [***]% of the [***] Market Value; provided that the [***] Market Value of [***] of obligors in the [***] may not in any event exceed [***]% of the [***] Market Value;

c.
No more than [***]% of the [***] Market Value may consist of [***] for which the aggregate [***] amount corresponding to such [***] is less than $[***] million or the Dollar Equivalent of such amount (including all [***] secured by the same collateral);

d.
No more than [***]% of the [***] Market Value (based on [***] Market Value of the relevant [***]) may consist of [***] that either (A) have a Moody’s Rating of “[***]” or lower, an S&P Rating of “[***]” or lower or a Fitch Rating of “[***]” or lower (irrespective of whether also assigned a higher equivalent rating by one or more of such rating agencies) or (B) are unrated by each of Moody’s, S&P and Fitch;

e.	The aggregate [***] amount [***] of [***] which are [***] may not exceed [***]% of the [***] Market Value;

Annex B-2
Eligibility and Portfolio Criteria

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f.	The [***] Market Value of [***] which are [***], [***] or [***] may not exceed [***]% of the [***] Market Value;

g.	The [***] Market Value of [***] which are [***] may not exceed [***]% of the [***] Market Value;

h.	The [***] Market Value of [***] for which the obligors are domiciled in any country other than the United States, in aggregate, may not exceed [***]% of the [***] Market Value;

i.
The [***] Market Value of [***] for which the obligors are domiciled in any one of [***] and [***], may not exceed [***]% of the [***] Market Value (except that [***] with obligors domiciled in either [***] or in [***] may have, in each case, a [***] Market Value that does not exceed [***]% of the [***] Market Value) and the aggregate of all [***] domiciled in all such countries may not exceed [***]% of the [***] Market Value;

j.
The [***] Market Value of [***] for which the obligors are domiciled in [***] may not exceed [***]% of the [***] Market Value;k. The [***] Market Value of [***] denominated in currency other than Dollars may not exceed [***]% of the [***] Market Value;

l.	The [***] Market Value of [***] subject to any pay-in-kind or deferral of interest provision may not exceed [***]% of the [***] Market Value; and

m.
The [***] Market Value of [***] that are priced on the relevant date by only one independent source (as evidenced by data from the applicable Pricing Source) (a “Single Bid Asset”) may not exceed [***]% of the [***] Market Value.

Selection of Non-Qualifying Assets. As of any date of determination, if the [***], taken as a whole, do not satisfy the [***], [***] or a portion thereof (the “Non-Qualifying Assets”) will be excluded from such determination to the extent necessary to cause the remaining [***] to satisfy the [***]. The Non-Qualifying Assets will be selected on the basis of [***]; provided that if two or more [***] have the same [***], the [***] that would (if it were not a Non-Qualifying Asset) have the [***] will be selected for inclusion in the Non-Qualifying Assets. Any excess of [***] that will be deemed to be [***] as described in the definition of [***], the definition of [***], and clause [***] of the definition of [***] will be selected on the same basis as Non-Qualifying Assets.
Settlement Date Basis. All determinations of whether an asset is to be included for purposes of determination of the Borrowing Base, any Eligibility Criteria or any Portfolio Criteria will be on a settlement-date basis (meaning that any asset that has been purchased will not be treated as a Collateral Asset until such purchase has settled, and any Collateral Asset which has been sold will not be excluded as a Collateral Asset until such sale has settled); provided that no asset shall be included as a Collateral Asset to the extent it has not been paid for in full.
Domicile of Obligors. For purposes of this Annex B, the domicile jurisdiction for any obligor domiciled in a [***][***] (e.g., [***], etc.) shall be deemed to be the jurisdiction of its headquarters or in which the majority of its revenues is derived (as determined in good faith by the Investment Advisor). The domicile jurisdiction for any obligor will be determined by the Investment Advisor.

Annex B-3
Eligibility and Portfolio Criteria

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ANNEX C
DEFINITIONS RELATING TO COLLATERAL ASSETS
“Additional Current Pay Criteria” means criteria satisfied with respect to any Collateral Asset (other than a [***]) if (i) in the event that the issuer of such Collateral Asset has made a Distressed Exchange Offer, (A) such Collateral Asset is subject to the Distressed Exchange Offer or ranks equal to or higher in priority than the obligation subject to the Distressed Exchange Offer, (B) in the case of a Distressed Exchange Offer that is a repurchase of debt for Cash, the repurchased debt will be extinguished and (C) the Borrower does not hold any obligation of the issuer making the Distressed Exchange Offer that ranks lower in priority than the obligation subject to the Distressed Exchange Offer and (ii) such Collateral Asset has a Current Market Value Percentage of at least the lesser of (x) [***]% of its par value and (y) the [***] as reported on Bloomberg page [***].
“Affected Collateral” means any Collateral Asset with respect to which (i) the Administrative Agent fails for any reason to have a perfected security interest in accordance with the terms of the Security Agreement or (ii) any event has occurred that affects or impairs the rights and remedies of the Borrower with respect to such Collateral Asset.
“Aggregate Market Value” means the aggregate of the Current Market Values of each Eligible Collateral Asset (whether or not included in the Borrowing Base) plus the par value of all Cash and Cash Equivalents owned by the Borrower and credited to the Collateral Account; provided, however, that solely for purposes of determining compliance with the Portfolio Criteria, the Aggregate Market Value shall be deemed to be $[***] million from the Closing Date until the first date on which the aggregate of the Current Market Values of each Eligible Collateral Asset (whether or not included in the Borrowing Base) plus the par value of all Cash and Cash Equivalents owned by the Borrower and credited to the Collateral Account shall exceed $[***] million. Unless otherwise specified, references to Collateral Assets comprising specified percentages of the Aggregate Market Value in the Eligibility Criteria and Portfolio Criteria shall be based on the Current Market Value of the relevant Collateral Assets (based on Dollar Equivalents for any Collateral Assets not denominated in Dollars).
“Approved Dealer” means each of the following entities or their Affiliates (or any successor thereto): Banco Santander, Bank of America, Bank of Montreal, Barclays, BNP Paribas, CIT, Citibank, Credit Agricole, Credit Suisse Securities (USA), LLC, Deutsche Bank, GE Capital, Goldman Sachs, HSBC, JP Morgan, Jefferies, Key Bank, Lloyds, Macquarie, Morgan Stanley, Nomura, PNC, Royal Bank of Canada, The Royal Bank of Scotland, Scotia Bank, Société Générale, SunTrust, Toronto Dominion, UBS, US Bank, Unicredit, Wells Fargo or any other independent, internationally recognized third-party dealer agreed to in writing by the Administrative Agent; provided that (i) none of the Borrower or its Affiliates shall be an Approved Dealer and (ii) Bank of America is not an Approved Dealer for the provisions of the Loan Documents relating to the ROFR Holder (as defined in the Security Agreement).
“Bank Loan” means any loan made by a bank or other financial institution to an obligor. A participation in any loan is not a Bank Loan.

Annex C-1
Definitions Relating to Collateral Assets

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“Borrowing Base” means, on any date of determination, the (A) aggregate of the amounts determined with respect to each [***] equal to (i) the [***] of such [***] times (ii) the [***] applicable to such [***] plus (B) the par value of all [***] owned by Borrower as of such date and credited to the Collateral Account. The Collateral Administrator will determine the applicable [***] pursuant to the Collateral Administration Agreement. The Calculation Agent will determine the [***].
“Borrowing Base Deficiency” means any time that the Total Outstandings at such time exceed an amount equal to the Borrowing Base.
“Calculation Agent” means Bank of America, N.A.
“Cash Equivalents” means any Dollar-denominated investment that, at the time it is delivered to the Collateral Administrator (directly or through an intermediary or bailee), is one or more of the following obligations or securities including investments for which the Collateral Administrator or an Affiliate of the Collateral Administrator provides services and receives compensation therefor:
(a)     (x) direct Registered obligations (1) of the United States or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by the United States and (y) Registered obligations (1) of any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by such an agency or instrumentality, in each case if such agency or instrumentality has the Required Ratings, in all cases having a remaining maturity of not more than 183 days;
(b)    demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States (including the Collateral Administrator) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Required Ratings;
(c)    unleveraged repurchase obligations with respect to any security described in clause (a) above, entered into with a depository institution or trust company (acting as principal) described in clause (b) above or entered into with an entity (acting as principal) with, or whose parent company has, the Required Ratings;
(d)    commercial paper or other short term obligations with the Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; provided that this clause (d) will not include extendible commercial paper or asset backed commercial paper; and

Annex C-2
Definitions Relating to Collateral Assets

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(e)    money market funds which funds have, at all times, credit ratings of “Aaa- mf” by Moody’s and “AAAm” or “AAAm G” by S&P, respectively;
provided that Cash and Cash Equivalents shall not include (a) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Investment Advisor, (b) any security whose rating assigned by S&P includes the subscript “f,” “p,” “q,” “pi,” “r,” “t” or “sf”, (c) any security that is subject to an Offer, (d) any other security that is an asset the payments on which are subject to withholding tax (other than withholding taxes imposed under FATCA) if owned by the Borrower unless the issuer or obligor or other Person (and guarantor, if any) is required to make “gross-up” payments that cover the full amount of any such withholding taxes or (e) any security secured by real property.
“Collateral Asset” means any loan, security, cash, or other asset of any kind owned or held by Borrower, in each case whether or not given credit in the Borrowing Base or having a positive Advance Rate.
“Collateral Dispute Notice” means notice under the Collateral Administration Agreement from the Administrative Agent to the Borrower and the Collateral Administrator (i) asserting that any Eligible Collateral Asset Information (or component thereof or other matter relating to whether a Collateral Asset is an Eligible Collateral Asset) or the determination as to compliance with any of the Portfolio Criteria, or the related determinations with respect to any Collateral Asset underlying such determination as to compliance or eligibility, is incorrect and (ii) providing the correct information or determination and a reasonable explanation of the basis of such correction; provided that no Collateral Dispute Notice shall apply with regard to any determination under the Eligibility Criteria or Portfolio Criteria that is expressly provided to be a determination made by the Administrative Agent.
“Current Market Price” means, with respect to any Collateral Asset on any date of determination, the Calculation Agent’s determination of the cash proceeds that would be received from the sale on such date of determination of such Collateral Asset, to be based on data from the Pricing Source; provided that if Borrower disputes the Calculation Agent’s determination of the Current Market Price on any date, Borrower shall have the right to submit a bona fide firm bid with respect to the relevant Collateral Asset, with a size equal to or greater than the total principal amount of the relevant Collateral Asset held in the Collateral Account on or before the next Business Day, such bid to be provided by a nationally recognized dealer or other financial institution reasonably acceptable to the Administrative Agent, and provided by Borrower to the Collateral Administrator and Calculation Agent no later than 3:00 p.m. (New York time) on such day and actionable until 5:00 p.m. (New York time) on such day; provided that if the CollateralAdministrator has not provided the Borrower with the daily report reflecting the relevant determination of the Current Market Price by 12:00 noon as required by Paragraph 7(b) of the Collateral Administration Agreement on the relevant day, such quote may be provided by Borrower to the Collateral Administrator and Calculation Agent no later than 10:00 a.m. (New York time) on the following day. If such firm bid is provided by Borrower, it shall be applied as the Current Market Price until the next Business Day; otherwise the Calculation Agent’s original determination will be used for that day.

Annex C-3
Definitions Relating to Collateral Assets

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The Current Market Price will be expressed as a percentage of outstanding par amount, will be adjusted for or will exclude adjustment for accrued interest in accordance with market convention for the relevant asset.
“Current Market Value” means with respect to any Collateral Asset on any date of determination, the Current Market Price for such Collateral Asset multiplied by the current face amount for such Collateral Asset as of such date. The Current Market Value of any Collateral Asset which is a revolving loan or delay draw term loan shall be determined as (a) the Current Market Price of the funded portion of such revolving loan or delay draw term loan times such funded portion minus (b) an amount equal to (i) the unfunded commitment thereof times (ii) one minus the Current Market Price and may be negative. Each Current Market Value will be expressed as a Dollar Equivalent.
“Current Market Value Percentage” means, with respect to any Collateral Asset as of any date of determination, the amount (expressed as a percentage) equal to the Current Market Value of such Collateral Asset on such date divided by the principal amount of such Collateral Asset on such date. For the purpose of calculating the Current Market Value Percentage on any day, the Current Market Value Percentage on any day that is not a Business Day shall be deemed to be the Current Market Value Percentage on the immediately preceding Business Day.
“Current Pay Obligation” means any Collateral Asset (other than a [***]) that would otherwise be a [***] but as to which (i) no default has occurred and is continuing with respect to the payment of interest and any contractual principal or other scheduled payments (if any) and the most recent interest and contractual principal payment due (if any) was paid in cash and the Investment Advisor reasonably expects that the next interest payment due will be paid in cash on the scheduled payment date (which judgment may not subsequently be called into question as a result of subsequent events); (ii) if the issuer of such Collateral Asset is in a bankruptcy proceeding, the issuer has made all payments that the bankruptcy court has approved; (iii) for so long as Moody’s provides a rating of any Collateral Asset, such Collateral Asset has a facility rating from Moody’s of either (A) at least “[***]” (and if “[***]” not on watch for downgrade) and its [***] Market Value is at least [***]% of its par value or (B) at least “[***]” (and if “[***],” not on watch for downgrade) and its [***] Market Value is at least [***]% of its par value (provided that for purposes of this definition, with respect to a Collateral Asset already owned by the Borrower whose Moody’s Rating is based on a facility rating from Moody’s and such facility rating is withdrawn, the Moody’s Rating of such Collateral Asset shall be the last outstanding facility rating before the withdrawal); and (iv) the [***] are satisfied; provided that to the extent the [***] Market Value ofall [***] that would otherwise be Current Pay Obligations exceeds [***]% of the [***], such excess over [***]% shall constitute [***].
“Defaulted Obligation” means any Collateral Asset owned by the Borrower, as of any date of determination:
(a)    as to which there has occurred and is continuing a default with respect to the payment of interest or principal; provided that no such Collateral Asset shall constitute a Defaulted Obligation (1) if such default has been cured; or (2) for a period of three Business

Annex C-4
Definitions Relating to Collateral Assets

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Days after the date of such default if the Investment Advisor has certified to the Collateral Administrator that the payment failure is not due to credit- related reasons;
(b)    as to which any bankruptcy, insolvency or receivership proceeding has been initiated in connection with the issuer thereof, or as to which there has been proposed or effected any distressed exchange, distressed debt restructuring or other restructuring in an insolvency proceeding where the issuer of such Collateral Asset has offered the debt holders a new security or package of securities; provided that neither a [***] nor a [***] (with respect to the bankruptcy, insolvency, receivership proceeding, distressed exchange or other debt restructuring with respect to which such [***] was received) will constitute a Defaulted Obligation under this clause (b);
(c)    that has (i) a Moody’s Rating below “[***]” (or a Moody’s probability of default rating of “[***]” or “[***]”), (ii) an S&P Rating below “[***]” (or of “[***]” or “[***]”) or (iii) a Fitch Rating below “[***]” (or of “[***]” or “[***]”), or in each case had such rating before such rating was withdrawn and which has not been reinstated as of the date of determination (in each case excluding [***] and [***]); provided that a performing Collateral Asset that (x) is the subject of a Distressed Exchange Offer, (y) has a Current Market Value Percentage equal to or greater than the lesser of (A) [***]% of its par value and (B) the [***] as reported on Bloomberg page [***] and (z) whose S&P Rating has been reduced to “[***]” or “[***]” for a period not to exceed [***] days, shall not be a Defaulted Obligation; and provided, further, that the [***] Market Value of all [***] that would be Defaulted Obligations save for the preceding provision shall not exceed [***]% of the [***], with such excess over [***]% constituting Defaulted Obligations;
(d)    is pari passu with or subordinated to other indebtedness for borrowed money owing by the issuer thereof, to the extent that (x) a payment default of the type described in clause (a) has occurred with respect to such other indebtedness or (y) such other indebtedness has any rating described in clause (c) or had such rating before such rating was withdrawn and which has not been reinstated as of the date of determination (in each case excluding [***] and [***]); or
(e)    with respect to which the Borrower or the Investment Advisor has received written notice or has actual knowledge that a default has occurred under the underlying instruments and any applicable grace period has expired such that the holders of such Collateral Asset may accelerate the repayment of such Collateral Asset but only if such default is not cured or waived in the manner provided in the underlying instruments.
Notwithstanding the foregoing, the Investment Advisor may declare any Collateral Asset to be a Defaulted Obligation if, in the Investment Advisor’s commercially reasonable business judgment, the credit quality of the obligor of such Collateral Asset has significantly deteriorated such that there is a reasonable expectation of payment default as of the next scheduled payment date with respect to such Collateral Asset.
“DIP Loan” means a Bank Loan made to a debtor-in-possession pursuant to Section 364 of the U.S. Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the

Annex C-5
Definitions Relating to Collateral Assets

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U.S. Bankruptcy Code and fully secured by senior liens; provided that to the extent the [***] Market Value of all DIP Loans exceeds [***]% of the [***], such excess over [***]% shall constitute Defaulted Obligations.
“Disqualified Foreign Loan” means any Foreign Loan with respect to which, as of any date of determination (i) the Borrower’s purchase of such Foreign Loan settled 5 or more Business Days prior to such date and (ii) the Borrower has not delivered to each of the Administrative Agent and the relevant obligor or administrative agent a Foreign Obligor Notice.
“Disqualified Physical Note Loan” means any Collateral Asset with respect to which (a) the Borrower’s interest in such Collateral Asset is evidenced by a promissory note or other instrument, (b) as of any date of determination, the Borrower’s purchase of such Collateral Asset settled 5 or more Business Days prior to such date and (c) such promissory note or other instrument has not been delivered to the Collateral Administrator.
“Distressed Exchange Offer” means an offer by the issuer of a Collateral Asset to exchange one or more of its outstanding debt obligations for a different debt obligation or to repurchase one of more of its outstanding debt obligations for Cash, or any combination thereof; provided that an offer by such issuer to exchange unregistered debt obligations for registered debt obligations shall not be considered a Distressed Exchange Offer; provided, further that an exchange of obligations arising from a payment under a letter of credit that gives rise to a letter of credit reimbursement obligation shall be deemed to constitute a Distressed Exchange Offer.
“Eligible Collateral Asset” means any Collateral Asset (other than Cash and Cash Equivalents) that the Collateral Administrator determines pursuant to the Collateral Administration Agreement satisfies the Eligibility Criteria.
“First Lien Loan” means a Bank Loan that (i) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor of such Bank Loan and (ii) is secured by a valid first priority perfected security interest or lien on specified collateral (such collateral, together with any other pledged assets, having a value (as reasonably determined by the Investment Advisor at the time of acquisition, which determination will not be questioned based on subsequent events) equal to or greater than the principal balance of the Bank Loan and other pari passu debt) securing the obligor’s obligationsunder the Bank Loan, which security interest or lien is subject to customary liens; provided that if prior to a default or liquidation with respect to such Bank Loan, such Bank Loan is entitled to receive payments pari passu with other First Lien Loans of the same obligor, but following a default or liquidation becomes fully subordinated to other First Lien Loans of the same obligor and is not entitled to any payments until such other First Lien Loans are paid in full, such Bank Loan will be a Second Lien Loan; and provided, further, that a Bank Loan secured solely or primarily by stock or other interests in operating subsidiaries or affiliates of the issuer shall be a Subordinated Bond.
“Fitch” means Fitch, Inc. and any successor thereto.

Annex C-6
Definitions Relating to Collateral Assets

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“Fitch Rating” means with respect to any Collateral Asset, as of any date of determination:

a.
If the Collateral Asset has a monitored rating expressly assigned to a debt obligation (or facility) or a monitored estimated rating expressly assigned to a debt obligation (or facility) by Fitch, such rating;

b.
if the preceding clause does not apply and Fitch has issued a monitored issuer default rating with respect to the issuer of such Collateral Asset or a guarantor which unconditionally and irrevocably guarantees such Collateral Asset, such issuer default rating; and

c.	if none of the preceding clauses apply, such Collateral Asset will have no Fitch Rating.
“Foreign Loan” means any Collateral Asset that is a Bank Loan with respect to which (i) the law governing such Collateral Asset or document or instrument under which such Collateral Asset arises or is issued is not the law of a U.S. State or (ii) the jurisdiction of organization of the obligor or issuer with respect to such Collateral Asset is not a U.S. State.
“Industry Category” means, with respect to any Collateral Asset, one of the following the industry and sector classifications with respect to the obligor of such Collateral Asset, as determined by the Investment Advisor:

Oil and Gas Producers∗	Chemicals
Oil Equipment Services and Distribution*	Forestry and Paper
Alternative Energy	Industrial Metals and Mining
Mining	Construction and Materials
Aerospace and Defense	General Industrials
Electronic and Electrical Equipment	Industrial Engineering
Industrial Transportation	Support Services
______________
∗ These Industry Categories shall be deemed to be the [***] for purposes of the Portfolio Criteria.

Annex C-7
Definitions Relating to Collateral Assets

[***]       CONFIDENTIAL PORTIOINS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Automobiles and Parts	Beverages
Food Producers	Household Goods and Home
Construction	Leisure Goods
Personal Goods	Tobacco
Health Care Equipment and Services	Pharmaceuticals and Biotechnology
Food and Drug Retailers	General Retailers
Media	Travel and Leisure
Fixed Line Telecommunications	Mobile Telecommunications
Electricity	Gas, Water and Multiutilities
Banks	Nonlife Insurance
Life Insurance	Real Estate Investment and Services
Real Estate Investment Trusts	Financial Services
Equity Investment Instruments	Technology, Hardware and Equipment
Non-Equity Investment Instruments	Software and Computer Services
“Markit” means Markit Group, Ltd. and any successor thereto.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Moody’s Rating” means, respect to any Collateral Asset, as of any date of determination:
(a)    if such Collateral Asset has a monitored rating, an unpublished monitored rating expressly assigned to a debt obligation (or facility), or a monitored estimated rating expressly assigned to a debt obligation (or facility) by Moody’s that addresses the full amount of the principal and interest promised, such rating;
(b)    if the preceding clause does not apply and the obligor of such Collateral Asset has a monitored corporate family rating by Moody’s, such corporate family rating; and
(c)    if none of the preceding clauses apply, such Collateral Asset will have no Moody’s Rating.
“Offer” means, with respect to any security or debt obligation, any offer by the issuer of such security or borrower with respect to such debt obligation or by any other Person made to all of the holders of such security or debt obligation to purchase or otherwise acquire such security or debt obligation (other than pursuant to any redemption in accordance with the terms of the underlying instrument in respect of such security or debt obligation, or for the purpose of registering the security or debt obligation) or to exchange such security or debt obligation for any other security, debt obligation, Cash or other property.
“Pricing Source” means for Collateral Assets in the form of loans, Markit and for Collateral Assets in the form of bonds, Markit, or in each case another price source or method of price determination acceptable to the Administrative Agent in its discretion.

Annex C-8
Definitions Relating to Collateral Assets

[***]       CONFIDENTIAL PORTIOINS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

“Required Ratings” means (a) If such obligation or security (i) has both a long term and a short term credit rating from Moody’s, such ratings are “[***]” or higher (not on credit watch for possible downgrade) and “[***]” (not on credit watch for possible downgrade), respectively, (ii) has only a long term credit rating from Moody’s, such rating is at least equal to or higher than [***], and (iii) has only a short term credit rating from Moody’s, such rating is “[***]” (not on credit watch for possible downgrade) and (b) a long-term senior unsecured debt rating of at least “[***]” (not on credit watch for possible downgrade) and a short-term credit rating of at least “[***]” by S&P (or, if such institution has no short-term credit rating, a long-term senior unsecured debt rating of at least “[***]” (not on credit watch for possible downgrade) by S&P).
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“S&P Rating” means with respect to any Collateral Asset, as of any date of determination:
(a)    if such Collateral Asset has a monitored rating expressly assigned to a debt obligation (or facility) or a monitored estimated rating expressly assigned to a debt obligation (or facility) by S&P, such rating;
(b)    if the preceding clause does not apply and there is a monitored S&P long- term issuer credit rating of the issuer or of a guarantor of such Collateral Asset that unconditionally and irrevocably guarantees in writing the timely payment of principal and interest on such Collateral Asset (which form of guarantee shall comply with S&P then current criteria on guarantees), such long-term issuer credit rating of the issuer or guarantor, as applicable; and
(c)    if none of the preceding clauses apply, such Collateral Asset will have no S&P Rating.
“Second Lien Loan” means a Bank Loan that (i) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor of the Bank Loan, other than a First Lien Loan (including following a default or liquidation as provided in the definition of “First Lien Loan”), and (ii) is secured by a valid and perfected security interest or lien on specified collateral (such collateral, together with any other pledged assets, having a value (as reasonably determined by the Investment Advisor at the time of acquisition, which determination will not be questioned based on subsequent events) equal to or greater than the principal balance of the Bank Loan and any other senior or pari passu debt) securing the obligor’s obligations under the Bank Loan, which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money other than a First Lien Loan; provided that a Bank Loan secured solely or primarily by stock or other interests in operating subsidiaries or affiliates of the issuer shall be a Subordinated Bond.
“Senior Secured Bond” means a debt security (that is not a Bank Loan) that (a) is issued by a corporation, limited liability company, partnership or trust, (b) is secured by a valid first priority perfected security interest on specified collateral, and (c) has a rating that is not lower than the related obligor’s Moody’s, S&P or Fitch corporate family rating or issuer rating, as applicable;

Annex C-9
Definitions Relating to Collateral Assets

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provided that a debt security secured solely or primarily by stock or other interests in operating subsidiaries or affiliates of the issuer shall be a Subordinated Bond.
“Special Situation Asset” means any Collateral Asset that (A) has (i) a Moody’s Rating below “[***]” (ii) an S&P Rating below “[***]” or (iii) a Fitch Rating below “[***]” or (B) is unrated by all of Moody’s, S&P and Fitch; provided that (1) if any Collateral Asset had any such lower rating described in clause (A) before such rating was withdrawn, such Collateral Asset is a Special Situation Asset and (2) except as provided in clause (1), a Collateral Asset will not be a Special Situation Asset solely because of the absence of a rating by any one or two of Moody’s, S&P and Fitch.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Structured Finance Security” means any security that is primarily serviced by or linked to the cash flows of a pool of receivables or other financial assets, either fixed or revolving, plus any rights or other assets designed to assure the servicing or timely distributions of proceeds to the security holders, including without limitation any “synthetic CDO,” credit-linked note or similar credit-linked loan or obligation.
“Subordinated Bond” means any debt security (that is not a Bank Loan) that is subordinated to any senior unsecured debt obligations of the related issuer, including as provided in the definitions of “Senior Secured Bond”, “First Lien Loan” and “Second Lien Loan”; provided that certain debt securities that are Bank Loans will be Subordinated Bonds as provided in the definitions of “First Lien Loan”, “Second Lien Loan” and “Unsecured Bond”.
“Unsecured Bond” means any unsecured debt security (that is not a Bank Loan) that is not subordinated to any other unsecured indebtedness of the related issuer; provided that a debt security issued by an obligor or entity whose assets consist primarily of stock or other interests in operating subsidiaries or affiliates of the issuer shall be a Subordinated Bond.

Annex C-10
Definitions Relating to Collateral Assets

[***]       CONFIDENTIAL PORTIOINS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.